                                                                   EXHIBIT 2



                              INVESTMENT AGREEMENT

                 Investment Agreement, dated as of June 5, 1996, between MEI Holdings, L.P., a Delaware limited partnership (the "Purchaser"), and Mountasia Entertainment International, Inc., a Georgia corporation (the "Company").

                          I.  SHARE PURCHASE; WARRANT

                 1.1. Share Purchase. (a) The Company has authorized the issuance and sale to the Purchaser hereunder of (i) a number of newly issued shares of Common Stock, no par value (the "Common Stock"), of the Company that equals 44.44% of the Closing Outstanding Shares (defined below), rounded up to the nearest whole number (the "Shares"), and (ii) a warrant substantially in the form of Exhibit A hereto (the "Warrant"), which will entitle the holder thereof to have issued to it shares of Common Stock on the terms and subject to the conditions of the Warrant (such shares of Common Stock, the "Warrant Shares"). For purposes of this Agreement, the term "Closing Outstanding Shares" means the number of shares of Common Stock outstanding immediately following the Closing.

                 (b) Subject to Section 1.1(c), on the terms and subject to the conditions hereinafter set forth, at the Closing, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, for an aggregate price equal to $40.0 million (the "Purchase Price"), the Shares and the Warrant (collectively, the "Securities").

                 (c) As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser is willing to make available to the Company certain interim financing on the terms and subject to the conditions set forth in the documents attached as Exhibit B (collectively, the "Interim Financing Facility Commitment").

                 1.2. Purchase Price. The Purchase Price will be payable on the terms and subject to the conditions hereof in cash by bank wire transfer of New York Clearing House funds to an account of the Company designated by the Company by written notice to the Purchaser at least five calendar days prior to the Closing Date. Notwithstanding the foregoing, if the Purchaser makes available to the Company any financing under the Interim Financing Facility Commitment, then upon notice by the Purchaser up to the entire principal amount thereof (plus accrued and unpaid interest thereon) may be forgiven by the Purchaser in lieu of cash to pay a portion of the Purchase Price. If the Closing occurs, any such election must be made prior to Closing; if this Agreement is terminated, any such election must be made by September 1, 1996.

                 1.3. Closing. The closing (the "Closing") of the purchase and sale of the Securities will take place at the offices of Jones, Day, Reavis & Pogue ("JDR&P"), 599 Lexington Avenue, New York, New York, at 10:00 a.m. local time on July 2, 1996 or, if later, two business days after satisfaction or waiver of the conditions (other than the conditions to be satisfied concurrently with the Closing) set forth in Article V (or such other date to which the parties may agree); provided, that all conditions set forth in
Article V are satisfied or waived at Closing. (The date on which the Closing occurs is the "Closing Date".)

                 1.4. Closing Deliveries. (a) At or prior to the Closing, the Purchaser will deliver to the Company:

                 (i)  the Purchase Price, in accordance with Section 1.2;

                 (ii) a certificate executed by an authorized signatory of the general partner of the Purchaser ("Purchaser's GP") certifying that the conditions set forth in Section 5.1(a) have been satisfied;

                 (iii) copies of the Standstill Agreement duly executed by the Purchaser; and

                 (iv) the legal opinion of JDR&P, addressed to the Company and dated as of the Closing Date, generally as to the matters covered by Sections 3.1 and 3.2.

                 (b) At or prior to the Closing, the Company will deliver to the Purchaser:

                 (i) such number of validly issued stock certificates evidencing the Shares as the Purchaser requests at least two business days before the Closing;

                 (ii)  the Warrant duly executed by the Company;

                 (iii) a certificate executed by each of the Chief Executive Officer and Chief Financial Officer of the Company certifying that the conditions set forth in Section 5.2(a) have been satisfied and that the By-Laws of the Company have been amended and restated to be in their entirety as set forth in Exhibit C;

                 (iv) copies of the Standstill Agreement duly executed by the Company;

                 (v) copies of the Registration Rights Agreement duly executed by the Company; and

                 (vi) the legal opinion of Rogers & Hardin, counsel to the Company, addressed to the Purchaser and dated as of the

         Closing Date, generally as to the matters set forth in Section 2.1 (as to the Company only), 2.2(a), 2.3, 2.4, 2.8 and 2.13.

                 (c) At or prior to the Closing, the Company and the Purchaser will deliver to each other such other documents and instruments required to be delivered by them pursuant to Article V.

               II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 The Company acknowledges that the Purchaser was induced to enter into, and entered into, this Agreement relying upon the representations, warranties and covenants of the Company set forth in this Agreement. Accordingly, the Company represents and warrants to, and covenants with, the Purchaser as follows:

                 2.1. Organization. (a) Each of the Company and each of its Subsidiaries (which for the purposes of this Agreement will include any and all corporations, partnerships or other legal entities in which the Company or one or more of its other Subsidiaries has the power to (x) elect a majority of the board of directors or similar governing body or (y) otherwise direct the management and operations thereof, including without limitation limited partnerships in which the Company or other Subsidiaries are general partners), other than wholly inactive Subsidiaries of the Company having no liabilities, material assets or operations (which inactive Subsidiaries are identified as such on Schedule 2.1): (i) is a corporation or other legal entity duly organized or formed, validly existing and in good standing or otherwise authorized to transact business under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and
(iii) is duly qualified or licensed and in good standing or otherwise authorized to transact business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except in each case to the extent that (A) any Subsidiary's failure to be so organized, existing, in good standing or otherwise authorized or qualified or (B) the Company's or any Subsidiary's failure to be so licensed could not be reasonably expected to have a Material Adverse Effect. For purposes of this Agreement, the term "Material Adverse Effect" means the existence or occurrence of any event or circumstance which, alone or together with like events and circumstances, could have a material adverse effect on (1) the business, operations, property, condition (financial or otherwise) or prospects of the Company, any Significant Subsidiary or of Non-Significant Subsidiaries which together would constitute a Significant Subsidiary taken as a whole, (2) the ability of the Company or any Subsidiary freely and without liability to perform its obligations under this Agreement and the other documents contemplated hereby or any Material Contract, or (3) the validity or enforceability of any of the documents referred to in the immediately proceeding clause (2) or the rights or remedies of the Purchaser hereunder or thereunder. For purposes of this Agreement, the term "Significant Subsidiary" means, at any time, any Subsidiary, the book value (net of applicable loss allowances and other reserves) of the total assets of which aggregates at least 5% of the consolidated book value (net of applicable loss allowances and other reserves) of the total assets of the Company and its consolidated subsidiaries.

                 (b) Schedule 2.1 sets forth a true and correct list of all of the Subsidiaries, their jurisdictions of organization or formation, the percentage or other interests owned (directly or indirectly) by the Company and the owners of all other capital stock or equity interests therein.

                 2.2. Capitalization. (a) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 6,000,000 shares of preferred stock, no par value (the "Preferred Stock"), of which the shares of each series listed by series on Schedule 2.2(a) (such shares, the "Outstanding Preferred Stock") are issued and outstanding on the date hereof. Schedule 2.2(a) also sets forth the dividend rate and liquidation preference of each series of Outstanding Preferred Stock and a brief description of the voting and conversion rights, if any, relating thereto.

                 (b) Schedule 2.2(b) lists all of the Subsidiaries that own or are entitled to receive shares of the capital stock of the Company and the number of such shares owned by each listed Subsidiary. Except as set forth in the preceding sentences of this Section 2.2, there are no shares of capital stock of the Company authorized, issued or outstanding.

                 (c)  Except for the obligations of the Company arising under
(i) the Outstanding Preferred Stock, (ii) the indebtedness listed on Schedule 2.2(c) (the "Convertible Debt"), (iii) the options and warrants listed on
Schedule 2.2(c) (the "Existing Options and Warrants") (which Schedule lists the holders of the Existing Options and Warrants, the strike prices thereof, the number of shares of capital stock subject thereto, the expiration date thereof and any anti-dilution provisions relating thereto), and (iv) this Agreement and the Warrant, there are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements, arrangements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company or any Subsidiary obligating the Company or any Subsidiary to (A) issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or any Subsidiary,
(B) grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment, or (C) make payment of money or incurrence of indebtedness based upon market





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

prices of the Company's securities or changes in the Company's capitalization.

                 2.3. Validity of Shares, Etc. Each of the Shares and the Warrant Shares have been duly authorized for issuance and, when issued to the Purchaser for the consideration set forth herein and as otherwise provided herein, will be duly and validly issued, fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. At the Closing and upon exercise of the Warrant, from time to time, as the case may be, the Purchaser will acquire good and valid title to the relevant Shares and Warrant Shares, in each case free and clear of any and all liens, claims, charges, encumbrances, restrictions on voting or alienation or otherwise, or adverse interests (collectively, "Encumbrances").

                 2.4. Authority; Binding Effect; Etc. (a) The Company has the requisite corporate power and authority to execute and deliver this Agreement and the other documents contemplated hereby (collectively, the "Transaction Documents"), to perform its obligations and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations thereunder and the consummation by the Company of the transactions contemplated thereby have been duly and validly authorized by the Board of Directors of the Company (the "Board"), and no other corporate authorizations, approvals or proceedings are required in connection with such execution, delivery, performance or consummation under the Company's Articles of Incorporation, By-Laws, any agreement or instrument to which the Company is a party or any law, rule, regulation or requirement to which the Company is subject. The Transaction Documents have been or will be duly and validly executed and delivered by the Company, and each of the Transaction Documents constitutes or will constitute valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms.

                 (b) The Board has taken all actions necessary to (i) approve each of the Transaction Documents and the transactions contemplated thereby and, accordingly, neither the transactions contemplated thereby nor any subsequent transactions involving the Purchaser are subject to Parts 2 and 3 of
Article 11 of the Georgia Business Corporation Code (the "GBCC") and (ii) amend the Rights Agreement, dated April 24, 1996, between the Company and Continental Stock Transfer & Trust Company, and rights thereunder as specified in Schedule 2.4(b) (the "Rights Plan Amendment").

                 2.5. SEC Filings. (a) Except as described on Schedule 2.5(a), the Company and each of its Subsidiaries have filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since January 1, 1994, including without limitation all exhibits thereto (collectively, the "SEC Documents"), each of which complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the dates so filed. None of the SEC Documents (as of their respective filing dates) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                 (b) Except as described on Schedule 2.5(b), the audited and unaudited consolidated financial statements, together with notes thereto, of the Company and its Subsidiaries included (or incorporated by reference) in the SEC Documents filed by the Company present fairly the financial position of the Company and its consolidated Subsidiaries as of the date thereof and the results of their operations for the periods then ended. The audited and unaudited financial statements, together with the notes thereto, of each Subsidiary included (or incorporated by reference) in the SEC Documents filed by such Subsidiary present fairly the financial position of each such Subsidiary and its consolidated Subsidiaries as of the dates thereof and the results of their operations for the periods then ended. Except as described on
Schedule 2.5, all audited financial statements referred to above have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") for year-end financial information and with the instructions to Form 10-K and Regulation S-X, and all unaudited financial statements referred to above have been prepared in accordance with GAAP for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, except as described on Schedule 2.5(b), while such unaudited financial statements do not include all the information and footnotes required by GAAP for complete financial statements, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Neither the Company nor any of its Subsidiaries has any liabilities or obligations, fixed or contingent, not reflected in such financial statements, except for (i) liabilities and obligations which in the aggregate are not material and have been incurred in the ordinary course of business since December 31, 1995 and (ii) liabilities and obligations specifically listed and described in reasonable detail on
Schedule 2.5(b).

                 (c) The Company's exchange offer, dated March 29, 1996, as amended, has been terminated and withdrawn in accordance with the terms thereof and applicable Law without any material cost or liability to the Company and without the purchase of any Common Stock tendered for exchange pursuant thereto, and all shares of such Common Stock tendered pursuant thereto were or will be promptly returned to the holders thereof. All partnership, joint venture or other interests acquired or agreed to be acquired by the Company or a Subsidiary thereof, and all acquisitions of businesses or assets (either directly or by stock





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

or other security acquisition, merger or otherwise), have been carried out by the Company or a Subsidiary thereof in conformity with all securities and other Laws (including without limitation so-called "roll-up" Laws) and the terms of all contracts and commitments of the Company relating thereto, and the Company has no liabilities or obligations, fixed or contingent, in respect thereof except as described in Schedule 2.5(c).

                 2.6. Absence of Certain Changes, Etc. (a) Except as disclosed on Schedule 2.6(a), since December 31, 1995, neither the Company nor any of its Subsidiaries has entered into any Material Contract (other than the Transaction Documents and the transactions contemplated thereby) or any material transaction, or conducted its business and operations other than in the ordinary course of business consistent with past practice, and no Material Adverse Effect has occurred or been suffered since such date.

                 (b) Except (i) as disclosed in SEC Documents filed prior to the date hereof, (ii) for compensation and benefits paid or payable to officers, directors and employees described (to the extent required) in the SEC Documents (or, if subsequent thereto, not materially different than the compensation and benefits so described), or (iii) as listed and described on
Schedule 2.6(b), since January 1, 1995 the Company and its Subsidiaries have not entered into any transaction, or made any payment to or for the benefit of, directly or indirectly, any officer, director or shareholder of the Company or any Subsidiary, or any Affiliate, Associate or relative of any of the foregoing, or made or entered into any transaction or agreement that would be required to be described on Schedule 2.6(b) pursuant to Rules 401 or 402 of the SEC's Regulation S-K if such Rules applied to disclosures by the Company on
Schedule 2.6(b). Schedule 2.6(b) also sets forth a list of all outstanding accounts payable or receivable between the Company and any of its directors or officers (other than routine requests for expense reimbursements).

                 2.7. Disclosure. No representation or warranty made by the Company in this Agreement or to be made in the other documents contemplated hereby, no statement contained in any written financial or operating data furnished or to be furnished by or on behalf of the Company to the Purchaser in connection with the transactions contemplated hereby and thereby (including without limitation the unaudited interim financial statements, consolidated or otherwise, of the Company delivered to the Purchaser, but excluding any financial forecasts or projections) contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were or will be made, not misleading, or necessary in order fully to provide the information required or purported to be provided therein.





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

                 2.8. No Violation. Except as set forth on Schedule 2.8(a), neither the negotiation, execution or delivery by the Company of the Transaction Documents, the performance by the Company of its obligations thereunder, nor the consummation by the Company of the transactions contemplated thereby (a) has constituted or will constitute a breach or violation under the Articles of Incorporation or By-Laws of the Company or the governing documents of any of its Subsidiaries or (b) has constituted or will constitute a breach, violation or default (or be an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any Encumbrances upon any of the properties or assets of the Company or any of its Subsidiaries under, any Material Contract or any other note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which they or any of their respective properties or assets are bound or otherwise, or (c) has constituted or will constitute a violation of any order, writ, injunction, decree, statute, rule or regulation of any court or governmental authority applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, except in the case of clauses (b) and (c) above, such breaches, violations, defaults, terminations, accelerations or creation of Encumbrances which, singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Nothing in this Agreement will constitute a representation or warranty of the Company with respect to the application of Schedule D of the rules of the National Association of Securities Dealers to this Agreement or the transactions contemplated hereby.

                 2.9. Environmental Matters. Except as set forth on Schedule 2.9, to the best knowledge of the Company after due inquiry, each of the representations and warranties set forth in paragraphs (a) through (e) of this
Section 2.9 is true and correct with respect to each parcel of real property owned leased, managed or operated by the Company or any of its Subsidiaries (the "Properties"), except as circumstances giving rise to any such failure to be so true and correct could not reasonably be expected to have a Material Adverse Effect:

                 (a) The Properties do not contain, and have not previously contained, therein, thereon or thereunder, including without limitation the soil and groundwater thereunder, any Hazardous Materials (defined below) in concentrations which violate Environmental Laws (defined below).

                 (b) The Properties, and all operations and facilities at the Properties, are in compliance with all Environmental Laws, and there is no Hazardous Materials contamination or violation of any Environmental Law that could interfere with the continued operation of any of the Properties or impair the fair saleable value thereof.





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


                 (c) Neither the Company nor any of its Subsidiaries has received any written complaint, or notice of violation, alleged violation, investigation, advisory action, potential liability or potential responsibility, regarding environmental protection matters or permit compliance with regard to the Properties, nor is any governmental authority contemplating delivering to the Company or any of its Subsidiaries any such notice.

                 (d) Except in compliance with Environmental Laws, Hazardous Materials have not been generated, released, treated, stored or disposed of at, on or under any of the Properties, nor have any Hazardous Materials been transferred from the Properties to any other location.

                 (e) There are no governmental, administrative or judicial actions or proceedings pending or contemplated under any Environmental Laws to which the Company or any of the Subsidiaries is or will be named as a party with respect to the Properties, nor are there any consent decrees, other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements, outstanding under any Environmental Law with respect to any of the Properties.

For the purposes of this Agreement, the following terms have the following meanings: (i) "Environmental Laws" means any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any governmental authority regulating, relating to or imposing liability or standards or conduct concerning public or occupational health and safety, the environment or any Hazardous Material as now in effect and applied, or as in effect and applied at the time the event occurred, which gave rise to the alleged violation, as the case may be, and (ii) "Hazardous Materials" means (A) petroleum and petroleum products, radioactive materials, asbestos in any form that is or could become friable, transformers or other equipment that contained polychlorinated biphenyls, and radon gas, (B) any other chemicals, materials or substances defined as of included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law, and (C) any other chemical, material or substance exposure to which is regulated by any governmental authority.

                 2.10. Employee Benefit Matters. (a) Disclosure. Schedule 2.10(a) lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus pay, stock option, restricted stock, deferred and incentive compensation, supplemental retirement, stock purchase, severance, vacation pay, sick pay or other plans, programs or arrangements to which the Company or any "Control Group Member" (all entities that are





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

required to be treated as a single employer with the Company under Section 414 of the Code (defined below)) maintains or sponsors (the "Benefit Plans"). Each of the Benefit Plans has been administered in compliance with its terms and all filing, reporting, disclosure, funding and other applicable requirements of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). With respect to each Benefit Plan, the Company has furnished the Purchaser with true and correct copies of (i) all such Benefit Plans, (ii) each summary plan description and summary of material modification, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, and (iv) the most recently received IRS determination letter.

                 (b) Qualified Retirement Plans. None of the Benefit Plans which is a "pension plan" (as defined in Section 3(2) of ERISA) (the "Pension Plans") is a "multiemployer plan" as defined in Section 3(37) of ERISA, or is subject to the requirements of Title IV of ERISA, Section 302 or ERISA or Section 412 of the Code. Each Pension Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a determination letter from the IRS that it is so qualified, and no fact or event has occurred since the date of such determination letter that could adversely affect the qualified status of any such Pension Plan. Neither the Company nor any Control Group Member has incurred any liability for any penalty of tax under Sections 4971, 1972, 4975, 4979 or 1980 of the Code or Section 502 of ERISA.

                 (c) Welfare Benefit Plans. Each of the Benefit Plans which is a "welfare plan", as defined in Section 3(1) of ERISA (the "Welfare Plans") has at all times been in compliance with the provisions of Section 4980B of the Code. None of the Welfare Plans provides for or promises post-retirement health or life benefits to current employees or retirees of the Company or any Control Group Member.

                 (d) Other. Neither the Company nor any Control Group Member has incurred any liability under Title IV of ERISA, including without limitation any liability in connection with the termination or reorganization of any pension plan subject to Title IV of ERISA, or withdrawal from multiemployer plan, and no fact or event exists which could give rise to any such liability. All contributions, premiums or payments required to be made with respect to any Benefit Plan have been made on or before their due date. Except as described in Schedule 2.10(d), neither the Company nor any of its Subsidiaries has any obligation to pay any money, incur any liability or take any other action in respect of any present or former employee as a result of the Transaction Documents or any transaction contemplated thereby, none of the Company or any such Subsidiary is a party to any so-called "golden parachute," "tin parachute," severance agreement or similar agreement or plan nor do any options or other rights vest or accelerate as a result thereof.





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

                 2.11. Breaches, Violations and Defaults. Except as set forth on Schedule 2.11, neither the Company nor any Subsidiary is (a) in breach or violation of or default under, nor has an event occurred which, with notice or lapse of time or both, would constitute a default under, any Material Contract or any other note, bond, mortgage, indenture, deed of trust, license, certificate, permit, approval, lease agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which they or any of their respective properties or assets are bound or pursuant to which they operate any of their businesses or facilities or (b) in violation of any order, writ, injunction, decree, statute, rule or regulation of any court or governmental authority applicable to the Company or any of its Subsidiaries or any of their respective properties or assets (collectively, "Laws"), except such breaches, violations, defaults, terminations, accelerations or creation of Encumbrances which, singly or in the aggregate, could not reasonably be expect to have a Material Adverse Effect.

                 2.12. Litigation. Except as disclosed in the SEC Documents, on Schedule 2.12 or in a writing delivered by the Company to the Purchaser on the date hereof and prior to the execution of this Agreement which makes express reference to this Section 2.12, (a) neither the Company nor its Subsidiaries is a party to any, and there are no pending or, to the best of the best knowledge of the Company after due inquiry, threatened, legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations or inquiries of any nature whatsoever against any of them or to which any of their assets or properties are subject, which could reasonably be expected to have a Material Adverse Effect, (b) neither the Company nor its Subsidiaries or their respective officers and directors, nor any of their respective properties is a party to any order, judgment or decree of any court, governmental agency, commission, arbitrator, or regulatory authority which could reasonably be expected to have a Material Adverse Effect, and (c) there is no agreement, order or memorandum in writing by, from or with any regulatory agency specifically affecting or relating to the assets, properties or operations of the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

                 2.13. Consents and Approvals. Except for the requirements of the Exchange Act and except as set forth in Schedule 2.13, no authorization, consent or approval of, or filing with, any court or any public body or authority and no consent or approval of any third party or parties is necessary for the execution, performance and consummation by the Company of the transactions contemplated by this Agreement or the other documents contemplated hereby.

                 2.14. Indebtedness. Schedule 2.14 lists all indebtedness of the Company and each of the Subsidiaries for borrowed money, the deferred purchase price of property or





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

services and so-called capitalized leases (collectively, "Indebtedness") and all guarantees and similar arrangements in respect of Indebtedness of others, including without limitation Affiliates, together, in each case, with a description (or a copy) of the instruments or agreements giving rise to such Indebtedness or guarantee obligation, including without limitation all modifications and amendments thereto and a list of any assets securing each item of such Indebtedness.

                 2.15. Credit Agreement; Material Contracts. The Company has delivered to the Purchaser true and correct copies of the Credit Agreement and all other Material Contracts together with all amendments, modifications or alterations thereto.

                 2.16. Brokers. Except as described on Schedule 2.16, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

                 2.17. Taxes. (a) The Company and each of its Subsidiaries (i) has filed when due (taking into account extensions) with the appropriate federal, state, local, foreign and other governmental agencies, all tax returns, estimates and reports required to be filed by it, (ii) has either paid when due and payable or established adequate reserves or otherwise accrued all requisite taxes, and (iii) has or will establish in accordance with GAAP accruals and reserves that are adequate for the payment of all taxes not yet due and payable and attributable to any period preceding the Closing Date.
Schedule 2.17 sets forth those tax returns of the Company and its Subsidiaries (or any predecessor entities) for all periods that currently are the subject of audit by any federal, state, local or foreign taxing authority and accurately describes the nature and amount of all deferred taxes and the manner in which the Company has made accruals thereof.

                 (b) Neither the Company nor its Subsidiaries (nor any predecessor corporation to either the Company or such Subsidiary) has executed or filed with the Internal Revenue Service or any other taxing authority, any agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes.

                 (c) Neither the Company nor any of its Subsidiaries is a party to, is bound by, nor has any obligation under any tax sharing or similar agreement or arrangement.

                 2.18. Charter and By-Laws. True and complete copies of the Articles of Incorporation and By-Laws of the Company currently in effect, including all amendments and modifications thereto, are attached hereto as
Schedule 2.18.

                 2.19. Labor Matters.  Except as set forth in Schedule 2.19,
(a) neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary and there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company or any Subsidiary;
(b) neither the Company nor any Subsidiary has breached or otherwise failed to comply in all material respects with the provisions of any collective bargaining or union contract and there are no grievances outstanding against the Company or any Subsidiary under any such agreement or contract which could reasonably be expected to have a Material Adverse Effect; (c) there are no unfair labor practice complaints pending against the Company or any Subsidiary before the National Labor Relations Board or any other governmental authority or any current union representation questions involving employees of the Company or any Subsidiary which could reasonably be expected to have a Material Adverse Effect; (d) the Company and each Subsidiary is currently in compliance in all material respects with all applicable Laws relating to the employment of labor; (e) neither the Company nor any Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any governmental authority relating to employees or employment practices; (f) there is no charge or proceeding with respect to a material violation of any occupational safety or healthy standards that has been asserted or is now pending or, to the knowledge of the Company, threatened with respect to the Company or any Subsidiary; and
(g) there is no charge of discrimination in employment or employment practices, for any reason, including without limitation age, gender, race, religion, sexual preference or other legally protected category, which has been asserted or is now pending or, to the best knowledge of the Company after due inquiry, threatened before the United States Equal Employment Opportunity Commission, or any governmental authority in any jurisdiction in which the Company or any Subsidiary has employed or currently employs any person.

                 2.20. Material Contracts. (a) Schedule 2.20(a) sets forth a list of all of the following contracts (including without limitation oral and informal arrangements) of the Company or any of the Subsidiaries (such contracts, together with all material contracts, leases and subleases concerning the management or operation of any real property to which the Company or any Subsidiary is a party, being "Material Contracts") organized by category of contract listed below:

                 (i) all joint venture, partnership or limited liability entity contracts to which the Company or any Subsidiary is a party, whether as a general or as a limited partner or participant;

                 (ii) all leases for real property to which the Company or any Subsidiary is a party as lessee (including a description of the termination dates thereof and any extension or purchase options);

                 (iii) all brokerage, agency, sales promotion, market research, marketing, consulting and advertising contracts involving exclusive rights or requiring payments in excess of $25,000 individually to which the Company or any Subsidiary is a party that are not cancelable by the Company or such Subsidiary without penalty or further payment on 30 calendar days' notice or less;

                 (iv) all management contracts and contracts with independent contractors or consultants (or similar arrangements) involving exclusive rights or requiring payments in excess of $25,000 individually to which the Company or any Subsidiary is a party, that are not cancelable by the Company or such Subsidiary without penalty or further payment on 30 calendar days' notice or less;

                 (v) all contracts with any governmental authority to which the Company or any Subsidiary is a party;

                 (vi) all material contracts that limit or purport to limit the ability of the Company or any Subsidiary to compete in any line or business or with any person or in any geographic area or during any period of time;

                 (vii) all contracts between or among the Company or any Subsidiary on the one hand and an Affiliate of any thereof on the other hand;

                 (viii) all development contracts relating to capital expenditures in excess of $50,000 to which the Company or any Subsidiary is a party;

                 (ix)      all tax-sharing or tax indemnity contracts;

                 (x) all contracts relating to the acquisition or divestiture of any business or facility;

                 (xi) all policies of insurance, including without limitation director and officer liability insurance;

                 (xii) all registration rights agreements;

                 (xiii) all documents relating to any Indebtedness of the Company or any Subsidiary; and

                 (xiv) all other contracts which are material to the Company, or any Subsidiary or the conduct of the business of any thereof, or which would be required to be disclosed under item 601 of Regulation S-K.

For purposes of this Agreement, the term "lease" includes any and all leases, subleases, sale/leaseback agreements or similar arrangements.

                 (b) Each Material Contract (i) is valid and binding on the respective parties thereto and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth on Schedule 2.13 are not obtained, will continue in full force and effect without penalty or other adverse consequence. Except as set forth on Schedule 2.20(b), neither the Company nor any Subsidiary is in breach of or default under any Material Contract which breach or default could be reasonably expected to have a Material Adverse Effect.

                 (c) Except as disclosed on Schedule 2.20(c), to the Company's best knowledge after due inquiry, no other party to any Material Contract is in breach thereof or default thereunder, which breach or default could, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as disclosed on Schedule 2.20(c), the Company and its Subsidiaries have no liabilities or obligations under any contract referred to in Section 2.20(a)(ix) or (x) other than liabilities and obligations that were satisfied in full prior to March 31, 1996.

                 (d) There is no contract or other arrangement granting any person any preferential right to purchase, other than in the ordinary course of business, any of the securities, properties or assets of the Company or any Subsidiary.

                 (e) Except as described on Schedule 2.20(e), the Company or a wholly owned Subsidiary thereof owns and has the exclusive right to use all trade names, trademarks, copyrights and all other intellectual property rights, and related registrations thereof and applications therefor, necessary to conduct the business of the Company and its Subsidiaries anywhere in the world, including without limitation the Company's "off track" operations (collectively, the "IP Rights"). A list and brief description of the IP Rights is attached as Schedule 2.20(e). Neither the Company nor any Subsidiary thereof has any liability or obligation, fixed or contingent, for the violation of any intellectual property rights of any other person or entity.

                 (f)      The assets of the Company and its Subsidiaries are
(i) owned by the Company or its Subsidiaries free and clear of any Encumbrances, except for Encumbrances which are described in the SEC Reports or which do not have a Material Adverse Effect, (ii) in good condition and repair, ordinary wear and tear excepted, and (iii) sufficient for the continued conduct of the business of the Company and its Subsidiaries substantially as presently conducted and as proposed to be conducted. Except as described in Schedule 2.20(f), none of the Subsidiaries of the Company other than wholly owned Subsidiaries owns any assets which are reflected in the consolidated balance sheet of the Company as of March 31, 1996 or are material to the Company and its consolidated Subsidiaries, taken as a whole.

         III.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                 The Purchaser acknowledges that the Company was induced to enter into, and entered into, this Agreement relying upon the representations, warranties and covenants of the Purchaser set forth in this Agreement. Accordingly, the Purchaser represents and warrants to, and covenants with, the Company, with respect to itself, as follows:

                 3.1. Organization. The Purchaser (i) is duly organized, validly existing, in good standing and otherwise authorized to transact business under the laws of its jurisdiction of organization, (ii) has all requisite partnership or limited liability company power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and (iii) is duly qualified or licensed and otherwise authorized to transact business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except to the extent that the failure by such entity to be so organized, existing, in good standing or otherwise authorized, qualified or licensed could not reasonably be expected to have a material adverse effect on the ability of such entity to perform its respective obligations hereunder.

                 3.2. Authority; Binding Effect; Etc. Such entity has the requisite partnership or limited liability company power and authority to execute and deliver the Transaction Documents, to perform its respective obligations thereunder and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Documents by such entity, the performance by it of its respective obligations thereunder and the consummation by it of the transactions contemplated thereby have been duly and validly authorized. This Agreement has been duly and validly executed and delivered by it and constitutes the valid and binding agreement of it, enforceable against it in accordance with its terms.

                 3.3. No Violation. Neither the negotiation, execution or delivery of the Transaction Documents by such entity nor the performance by such entity of its obligations thereunder nor the consummation by such entity of the transactions contemplated thereby has or will (a) constitute a breach or violation under such entity's constituent documents, (b) constitute a breach, violation or default (or be an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the creation of any Encumbrance upon any of such entity's properties or assets under, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which such entity is a party or by which entity of any of its properties or assets are bound, or (c) constitute a violation of any order, writ, injunction, decree, statute, rule or regulation of any court or governmental authority applicable to it or any of its properties or assets, in each case except for such breaches, violations, defaults, terminations or Encumbrances that could not reasonably be expected to have a material adverse effect on the ability of such entity to perform its respective obligations hereunder (including without limitation any post-Closing obligations).

                 3.4. Consents and Approvals. No authorization, consent or approval of, or filing with, any court or any public body or authority and no consent or approval of any third party or parties is necessary by such entity for the consummation by it of the transactions contemplated by this agreement except for such authorizations, consents, approvals and filings (i) made or obtained prior to the Closing Date, or those not required to be made or obtained until on or after the Closing Date, (ii) required under the Exchange Act or the HSR Act, or (iii) set forth in Schedule 3.4.

                 3.5. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such entity.

                 3.6. Funds. The Purchaser has available to it sufficient funds to consummate the transactions contemplated hereby to be consummated by it.

                 3.7. Investment Intent. The Purchaser is purchasing the Shares and Warrant to be purchased by it for its own account and for investment purposes, and does not intend to redistribute the Shares or the Warrant (except as contemplated herein or in a transaction or transactions exempt from registration under the federal and state securities laws or pursuant to an effective registration statement under such laws).

                 3.8. Investor Sophistication. The Purchaser has such knowledge and experience in financial business matters that it is capable of evaluating the merits and risks of an investment in the Shares and the Warrant.

                 3.9 Certain Agreements. As of the date hereof, neither the Purchaser nor any of its Affiliates is a party to any legally enforceable agreement (written or oral) with any officer or director of the Company nor any understanding relating to the voting of any voting security of the Company issued or to be issued by the Company.

                           IV. ADDITIONAL AGREEMENTS

                 4.1. Conduct of Business Prior to the Closing. The Company covenants and agrees that between the date hereof and the Closing Date, neither the Company nor any Subsidiary will conduct its business other than in the ordinary course and consistent with the Company's and such Subsidiary's past practice. Without limiting the generality or effect of the foregoing and except as herein expressly provided to the contrary, between the date hereof and the Closing Date the Company will, and will cause each Subsidiary to:

                 (a)(i) use its best efforts to preserve intact its business organizations, (ii) use its best efforts to keep available the services of the employees of the Company and each Subsidiary (other than by increasing compensation of employees), (iii) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the Company and each Subsidiary and their respective assets, (iv) use its best efforts to preserve its current relationships with persons with which it has significant business relationships, and (v) pay its Indebtedness punctually when and as the same shall become due and payable and perform and observe, in all material respects, its duties and obligations under the Material Contracts.

                 (b) not (i) engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of the Company to be untrue or result in a breach of any covenant made by the Company in this Agreement, (ii) except as contemplated by Purchaser's Interim Credit Facility, create, incur or assume any Indebtedness of any kind otherwise than in the ordinary courses of the business of the Company not to exceed $25,000 in any one instance or $150,000 in the aggregate, (iii) make any investments in, or acquisitions of, any person or entity, (iv) purchase or acquire, other than in the ordinary course of business, any business, property or assets of any person or entity, (v) create, assume or incur any mortgage, pledge, security interest or other Encumbrance in respect of any of its properties or assets, nor suffer to exist any such mortgage, pledge, security interest or other Encumbrance, except for those disclosed in Schedules 2.14 and 2.20(a), (b) and (c), (vi) sell, assign, lease (as lessor) or otherwise transfer or dispose of any of its properties or assets, other than in the ordinary course of business consistent with past practice, or any facility, whether by sale of stock or assets, merger or otherwise, (vii) consolidate with or merge into or with any person or entity or enter into or undertake any plan of consolidation or merger with any person or entity, (viii) except for the issuance of the Shares or Common Stock issuable upon conversion, exchange or exercise of Convertible Debt, the Outstanding Preferred Stock or Existing Options and Warrants, issue (whether by way of dividend or otherwise), sell or grant to any person or persons, commit or otherwise obligate to issue, sell or grant to any person, firm or corporation, (A) any shares of its capital stock of any class, (B) any securities convertible into or exchangeable for or carrying any rights to acquire from the Company or its Subsidiaries any shares of its capital stock of any class, or (C) any options, warrants or any other rights to acquire from the Company or its Subsidiaries any shares of capital stock of any class, (ix) declare or pay any dividends of any kind on any shares of its capital stock of any class except regular dividends on Outstanding Preferred Stock, (x) except as contemplated by Purchaser's Interim Credit Facility, make any payments of any kind on account of the purchase or other acquisition or redemption or other retirement of any shares of its capital stock of any class or any options or warrants to purchase any such shares, (xi) make any other distributions of any kind in respect of any shares of its capital stock of any class or in respect of any such options or warrants, (xii) commit or otherwise obligate itself to make, any capital expenditure, capital addition or capital improvement, other than these commitments or obligations disclosed as Material Contracts in Schedule 2.20(a), (xiii) modify or amend its governing documents, (xiv) hire or promote any officer or grant any increase in the remuneration payable to directors, officers, employees, agents, consultants or advisors, other than such increases (other than with respect to (A) officers and directors, or (B) agents, consultants or advisors that are Affiliates of the Company or of any director or officer of the Company) made in the ordinary course of business consistent with past practice, (xv) enter into, modify or amend any Benefit Plans, or other fringe benefit plan, trust agreement or arrangement, or any employment agreement, compensation agreement, consulting agreement or other similar agreement or contract, (xvi) modify or amend any Material Contract or instrument or agreement with respect to any Indebtedness,
(xvii) settle, compromise or agree to settle or compromise any claim in excess of $25,000 against any person or entity, or (xviii) commence, join or otherwise participate in any action, suit or proceeding seeking to enjoin, invalidate, be awarded damages as a result of, rescind or otherwise avoid any of the Transaction Documents or any of the actions contemplated thereby except, and solely to the extent, based upon a breach thereof by the Purchaser.

                 4.2. Access to Information. (a) From the date hereof until the Closing, upon reasonable notice, the Company will, and will cause the Subsidiaries and each of the Company's and the Subsidiaries' officers, directors, employees, agents, representatives, accountants and counsel to: (i) afford the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Purchaser reasonable access, during normal business hours and without unreasonable interference with business operations, to the offices, properties, other facilities, books and records of the Company and each Subsidiary and to those officers, directors, employees, agents, accountants and counsel of the Company and of each Subsidiary who have any knowledge relating to the Company or any

Subsidiary and (ii) furnish to the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of the Purchaser, such additional financial and operating data and other information regarding the assets, properties and goodwill of the Company and the Subsidiaries (or legible copies thereof) as the Purchaser may from time to time reasonably request.

                 (b) No investigation pursuant to this Agreement will affect any representation, warranty or covenant in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

                 4.3. Confidentiality. All information obtained by the Purchaser pursuant to Section 4.2 will be kept confidential in accordance with the separate confidentiality agreement between an affiliate of the Purchaser and the Company governing information received by the Purchaser (the "Confidentiality Agreement"). At the Closing, the Confidentiality Agreement will be deemed to have terminated without further action by the parties thereto.

                 4.4. Other Authorizations; Notices and Consents. (a) Each party hereto will use its best efforts to obtain (or in the case of the Company to cause the Subsidiaries to obtain) all authorizations, consents, orders, licenses, permits and approvals of all governmental authorities and officials and third parties that may be or become necessary (i) for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the other documents contemplated hereby and (ii) to permit the continued operations of the business of the Company and its Subsidiaries, and in each case the parties hereto will cooperate fully with each other in promptly seeking to obtain all such authorizations, consents, orders and approvals.

                 (b) The Company will and will cause the Subsidiaries to use all best efforts to give such notices to third parties and use all best efforts to obtain such third party consents, licenses or permits as the Purchaser may reasonably deem necessary or desirable in connection with the transactions contemplated by this Agreement.

                 (c) The Purchaser will cooperate and use reasonable best efforts to assist the Company in giving such notices and obtaining such consents; provided, however, that the Purchaser will not have an obligation to give any guarantee or other consideration of any nature in connection with any such notice or consent or to consent to any change in the terms of any agreement or arrangement which the Purchaser may reasonably deem adverse to its interests or those of the Company.

                 4.5. No Solicitation or Negotiation. The Company agrees that between the date of this Agreement and the earlier of (a) the Closing and (b) the termination of this Agreement, the Company will not, and will not authorize or permit any

Subsidiary, or any Affiliate, officer, director or employee of, or any financial adviser, accountant or other representative retained by, the Company or any Subsidiary (collectively, the "Representatives"), to, directly or indirectly, solicit or encourage any inquiries or proposals for (or which may reasonably be expected to lead to), or engage in discussions or negotiations with or provide any information to any person or entity (other than a Representative of the Company or the Purchaser) in connection with, (i) the acquisition of any stock, assets or business of the Company or any Subsidiary,
(ii) any merger or consolidation involving the Company or any Subsidiary, or
(iii) any recapitalization or restructuring of the Company or any Subsidiary, in each case, regardless of whether a third party is involved, provided, however, that the foregoing will not prohibit the Company from providing information to any person or entity to the extent that the Board determines in good faith, after consultation with outside counsel as to legal matters, that its fiduciary duties require it to do so, provided that prior to providing such information (i) the Company notifies and reasonably consults with the Purchaser in connection therewith and (ii) such person or entity has entered into a customary confidentiality agreement reasonably acceptable to the Board. The Company immediately will cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any persons conducted heretofore with respect to any of the foregoing, except as required hereby or expressly permitted pursuant to the immediately preceding sentence. The Company will notify the Purchaser, in writing, promptly (but in any event no later than one business day) after any such proposal or offer or any inquiry or other contact with any person with respect thereto, is made and will, in any such notice to the Purchaser, (A) indicate in reasonable detail the identity of the person, firm, corporation or other entity making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact and (B) include all written materials received with respect thereto. The Company agrees not to, and to cause each Subsidiary not to, without the prior written consent of the Purchaser, release any person, firm, corporation or other entity from, or waive any provision of, and confidentiality agreement to which the Company or any Subsidiary is a party.

                 4.6. Public Announcements. The Purchaser and the Company will agree as to the form and content of any press releases or public statements with respect to this Agreement and the transactions contemplated hereby before issuing, or permitting any agent or Affiliate to issue any such release or statement; provided, however, that nothing contained herein will prevent either party from making any such public disclosure or announcement as its counsel shall advise to be required to comply with law; provided, further however, that such party will use reasonable efforts to assure that, if reasonable in the circumstances, the other party will have the opportunity to review any disclosure or announcement prior to release.

                 4.7. Use of Proceeds. The Company will use the proceeds of the transactions contemplated hereby (i) to pay the Company's expenses reasonably incurred in connection with the negotiation of this Agreement and the other documents contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, (ii) to pay the expenses of the Purchaser as contemplated by Section 8.1, and (iv) as otherwise specified in
Schedule 4.7.

                 4.8. Board of Directors, Etc. The Company will cause the Board to be reconstituted as of the Closing in order to be comprised of 14 directors, up to six of whom will be designated by the Purchaser (prior to or after the Closing) and the balance of whom will be designated by the Company, all as specified on Schedule 4.8. A majority of the directors not designated by the Purchaser must be neither officers nor employees of the Company nor Affiliates of the Purchaser. Following the Closing, the Agreement in the form of Exhibit D (the "Standstill Agreement") will apply in respect of the composition of the Board and all committees thereof.

                 4.9. Registration Rights. The Purchaser and its transferees will be entitled to the registration of all shares of and rights to acquire shares of capital stock of the Company held by them under the Securities Act and the so-called state Blue Sky laws upon request, which rights will be evidenced by a registration rights as contemplated by the Registration Rights Agreement in the form of Exhibit E (the "Registration Rights Agreement").

                 4.10. Further Action. Each of the parties hereto will use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such document and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby and thereby.

                 4.11. Third-Party Claims. Without limiting any other provision hereof, if an action, suit or proceeding contemplated by Section 5.2(b) hereof has been commenced or threatened against the Company or any of its Subsidiaries, officers or directors, the Company will afford the Purchaser the right to participate in the defense thereof.

                 4.12. Indemnification. (a) Notwithstanding any other provision hereof, the Company will indemnify and hold harmless each of the Purchaser and its Affiliates and Associates and their respective partners, officers, directors, employees, attorneys, advisors and agents controlling and any person or entity controlling, controlled by or under common control with any of the foregoing within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, including without limitation The Hampstead Group, L.L.C. and its Affiliates and Associates (collectively, the "Indemnified Parties"), from and against all losses, claims, liabilities, damages, costs (including without limitation costs of preparation and attorneys' fees and charges) and expenses (including without limitation expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Party is a party) or actions in respect thereof arising out of any actual or threatened claim against such Indemnified Party by a person or entity related to or arising out of or in connection with this Agreement, the Warrant, the Credit Agreement, the Standstill Agreement or any other Transaction Document or any actions taken by any Indemnified Party pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby (whether or not the transactions contemplated hereby or thereby are consummated) (collectively, "Transactional Losses"); provided, however, that the Company will not be liable to any Indemnified Party for any Transactional Losses to the extent, but only to the extent, that it is finally judicially determined by a court of competent jurisdiction (which determination is not subject to appeal) that such Transactional Losses resulted primarily from (i) such Indemnified Party's material breach of this Agreement or (ii) a misstatement or omission contained in a report filed by such Indemnified Party pursuant to the Exchange Act unless such misstatement or omission relates to information furnished or confirmed by or on behalf of the Company. The indemnification provisions of this Section
4.12 are expressly intended to cover Transactional Losses relating to an Indemnified Party's own negligence. The Company will promptly reimburse each Indemnified Party for all such Transactional Losses as they are incurred. The rights of any Indemnified Party hereunder will not be exclusive of the rights of any Indemnified Party under any other agreement or instrument to which the Company is a party. Nothing in such other agreement or instrument will be interpreted as limiting or otherwise adversely affecting an Indemnified Party's rights hereunder and nothing in this Agreement will be interpreted as limiting or otherwise adversely affecting the Indemnified Party's rights under any such other agreement or instrument, provided, however, that no Indemnified Party will be entitled hereunder to recover more than its indemnified Transactional Losses.

                 (b) If the foregoing indemnity is unavailable to any Indemnified Party or insufficient to hold any Indemnified Party harmless, then the Company will contribute to the amount paid or payable by such Indemnified Party as a result of such Transactional Loss in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and such Indemnified Party, on the other, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and any Indemnified Party, on the other, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, the Company or such Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Transactional Losses will be deemed to include any legal or other fees or expenses incurred by such party in connection with any action, suit or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 (c) The provisions of this Section 4.12 will survive notwithstanding any termination hereof or the Closing of any of the transactions contemplated hereby.

                 (d) The indemnity, contribution and expense reimbursement obligation of the Company in this Agreement will be in addition to any liability the Company may otherwise have. The obligations of the Company to each Indemnified Party will be separate obligations, and the liability of the Company to any Indemnified Party will not be extinguished solely because any other Indemnified Party is not entitled to indemnity or contribution hereunder.

                 4.13. Board Attendance, Etc. (a) From the date hereof to the Closing, the Company will notify the Purchaser at least 48 hours (or, if shorter, when a general notice is given pursuant to the By-Laws) in advance of every meeting of the Board (or any committee thereof) and will permit a representative of the Purchaser to attend, as an observer, such meeting (including, at the option of the Purchaser, by telephone); provided, however, that (i) if, in the opinion of the Chairman of the Board of the Company, the Board is required to deliberate as to a matter involving an actual and material conflict of interest between Purchaser, on the one hand, and the Company on the other hand, the Chairman may exclude such observer from that portion of any meeting relating to such matter but only if no action is taken with respect to any other matter during such observer's absence, and (ii) the Purchaser will not be deemed to have such a conflict of interest in respect of a proposal by another person or entity to acquire control of the Company, whether by merger, consolidation or otherwise (a "Third-Party Takeover Bid") unless and until the Purchaser informs the Company that it or any of its Affiliates has determined to make a proposal to acquire control of the Company, whether by tender or exchange offer, by merger, consolidation or otherwise (a "Purchaser Takeover Bid").

                 (b) In the event that, prior to the Closing Date, the Board determines in good faith, based upon the advice of outside counsel as to legal matters, that its fiduciary duties require it to consider a Third-Party Takeover Bid, then the Company will immediately notify the Purchaser thereof and afford the Purchaser a reasonable opportunity (not less than five business days) to consider whether to make a Purchaser Takeover Bid in response thereto. If the Purchaser (or an Affiliate thereof) submits a Purchaser Takeover Bid that provides substantially equivalent or higher value to the shareholders of the Company (other than the Purchaser and its Affiliates) than a Third-Party Takeover Bid which the Board otherwise proposes to authorize the Company to accept, the Company will, unless prohibited by Law, accept the Purchaser's Takeover Bid without any subsequent rounds of bidding and the Purchaser's Takeover Bid will not be terminable by the Company in the event of a subsequent Third Party Takeover Bid.

                 (c) Notwithstanding any other term or provision hereof, nothing in this Section 4.13 will affect the parties' respective obligations in respect of the purchase and sale of the Shares and Warrant provided for herein whether or not a Third-Party Takeover Bid shall have been made.

                 4.14. Listing. Without limiting the generality or effect of any other provision hereof, the Company will use its best efforts to cause the Shares and the Warrant Shares to be eligible for trading on NASDAQ or, if NASDAQ fails or declines to approve the Shares or the Warrant Shares to be so eligible for trading or otherwise acts so that the Common Stock is not so eligible for such trading (whether prior to or after the Closing), to cause all of the Company's Common Stock, including the Shares and the Warrant Shares, to be listed for trading on the American Stock Exchange or such other exchange as the Board may determine to be appropriate.

                 4.15. Certain Rights Offerings. In the event that the Company determines to seek to raise additional equity capital during the 18-month period immediately following the Closing, the Company agrees that it will use its best efforts to raise such equity capital through one or more rights offerings to the holders of Common Stock. Subject to the limitations of the Standstill Agreement (if applicable), in any such rights offering, the Purchaser will exercise all rights to purchase Common Stock distributed to it and, if the rights offered are not assignable, the Purchaser will purchase from the Company, on the same terms as those governing the rights offering, all shares of Common Stock not purchased by distributees of rights, provided, however, that the Purchaser will not be obligated to pay more than $30.0 million pursuant to this Section 4.15.

                            V. CONDITIONS TO CLOSING

                 5.1. Closing to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or prior to the Closing, or each of the following conditions:

                 (a) Representations, Warranties and Covenants. The representations and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects (other than those qualified by material adverse effect, which shall be true and correct in all respects) as of the Closing, with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date (which shall be true and correct as of the other date), and the covenants and agreements contained in this Agreement to be complied with by the Purchaser as of or before the Closing Date shall have been complied with in all material respects.

                 (b) Injunctions. No injunction or order shall have been entered and continue to be in effect in any action, suit or proceeding commenced by or before any governmental authority against the Company enjoining, restraining or materially and adversely altering the transactions contemplated hereby.

                 (c) Incumbency Certificate of the Purchaser. The Company shall have received a certificate of the Purchaser certifying the names and signatures of the persons authorized to sign this Agreement and the other documents to be delivered hereunder on their behalf.

                 (d) Consents and Approvals. The Company shall have received, in form and substance satisfactory to it in its reasonable good faith determination, all authorizations, consents, orders and approvals set forth in
Schedule 2.13.

                 (e) Closing. The Closing shall have occurred on or before July 24, 1996 (the "Outside Date"). (Notwithstanding the foregoing, if an action, suit or proceeding contemplated by Section 5.2(b) hereof (a "Transaction Action") is commenced prior to, and is continuing on, any date that would otherwise be the Outside Date and the Purchaser does not nonetheless, elect to waive the condition in Section 5.2(b), the term "Outside Date" will mean the fifth business day following the date such Transaction Action is settled or finally judicially determined or no longer renders it impossible or unlawful to consummate the transactions contemplated thereby; provided, however, that the Outside Date may not be so extended beyond August 15, 1996 without the consent of all of the parties.)

                 (f) Deliveries. All items set forth in Section 1.4(a) hereof shall have been delivered to the Company and the Purchaser shall have duly executed and delivered to the Company a copy of the Standstill Agreement.

                 5.2. Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

                 (a) Representations, Warranties and Covenants. The representations and warranties of the Company contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects (other than those qualified by Material Adverse Effect, which shall be true and correct in all respects) as of the Closing with the same force and effect as if made as of the Closing, other than such representations and warranties as are made as of another date (which shall be true and correct as of the other date), and the covenants and agreements contained in this Agreement to be complied with by the Company as of or before the Closing Date shall have been complied with in all material respects.

                 (b) Litigation. No action, suit or proceeding shall have been commenced or threatened by or before any court or other governmental authority against the Purchaser, the Company or any of their respective Affiliates, seeking to restrain or materially and adversely alter the transactions contemplated hereby or by the other documents contemplated hereby, which in the reasonable good faith determination of the Purchaser is likely to render it impossible or unlawful to consummate the transactions contemplated hereby or thereby or which could have a Material Adverse Effect or otherwise render inadvisable, in the opinion of the Purchaser, the consummation of the transactions contemplated hereby or thereby; provided, however, that the provisions of this Section 5.2(b) will not apply if the Purchaser has directly or indirectly initiated any such action.

                 (c) Resolutions of the Company. The Purchaser shall have received a true and complete copy, certified by the secretary or an Assistant Secretary of the Company, of the resolutions duly and validly adopted by the Board dated at least one day prior to Closing evidencing its authorization of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, the reconstitution of the Board as contemplated hereby, the amendment to the By-Laws of the Company contemplated hereby and the Board's approval of the acquisition of the Shares and the Warrant by the Purchaser pursuant to Sections 14-2-1111 and 14-2-1132 of the GBCC.

                 (d) Incumbency Certificate of the Company. The Purchaser shall have received a certificate of the Secretary or an Assistant Secretary of the Company certifying the names and signatures of the officers of the Company authorized to sign this Agreement and the other documents to be delivered hereunder.

                 (e) Consents and Approvals. The Purchaser and the Company shall have received, each in form and substance satisfactory to the Purchaser in its reasonable good faith determination, all authorizations, consents, orders, permits, licenses and approvals of all governmental authorities and officials and all third party consents required for consummation of the transactions contemplated hereby.

                 (f) Organizational Documents. The Purchaser shall have received a copy of (i) the Articles of Incorporation, as amended to date (or similar organizational documents), including the Articles of Amendment of the Company and of each active Subsidiary, certified by the secretary of state of the jurisdiction in which each such entity is incorporated or organized, as of a date not earlier that 15 calendar days prior to the date of the Closing and accompanied by a certificate of the Secretary or Assistant Secretary of each such entity, dated as of the day of the Closing, stating that no amendments have been made to such Articles of Incorporation (or similar organizational documents) since such date, and (ii) the By-Laws (or similar organizational documents) of the Company and of each active Subsidiary, certified by the Secretary or Assistant Secretary of each such entity and amended as contemplated herein.

                 (g) Good Standing; Qualification to do Business. The Purchaser shall have received long-form good standing (or equivalent) certificates for the Company and for each active Subsidiary from the Secretary of State of such jurisdictions reasonably requested by the Purchaser, in each case dated as of a date not earlier that 15 calendar days prior to the day of the Closing.

                 (h) No Material Adverse Effect. Since December 31, 1995, no event or events (other than those described on Schedule 2.6) shall have occurred with respect to the Company or any Subsidiary, or be reasonably likely to occur with respect to any thereof, which could reasonably be expected to have a Material Adverse Effect.

                (i) Closing. The Closing shall have occurred on or before the Outside Date.

                 (j) Deliveries. All items set forth in Section 1.4(b) hereof shall have been delivered to the Purchaser, the Company shall have duly executed and delivered to the Purchaser a copy of the Standstill Agreement and the Registration Rights Agreement and the Company and the officers of the Company named in the letter agreement in the form of Exhibit F shall have duly executed such letter agreement and delivered a copy thereof to the Purchaser.

                 (k) Other Matters. The Company shall have taken the actions referred to in Schedule 5.2(k), including without limitation reacquiring all of the properties and rights designated thereon as "Domestic IP Rights" with the result that the Company shall be the sole owner thereof prior to the Closing. In connection therewith,
(i) the Company's total expenditures and other obligations in respect of the reacquisition of the properties and rights designated on Schedule 5.2(k) as the "Domestic IP Rights" shall not exceed $2.0 million and (ii) such action and the actions taken in respect of the reacquisition of the properties and rights designated on Schedule 5.2(k) as "Nondomestic IP Rights" shall be satisfactory to the Purchaser and its counsel in their reasonable discretion.

                 (l) Management Equity. The Board shall have taken the actions described on Schedule 5.2(l) with respect to management equity incentives.

                 (m) Foothill. The commitment letter, as amended, for up to $25 million of financing from Foothill Capital Corporation ("Foothill") to the Company shall have been terminated or expired and the Company shall have no liability or obligation (except for the obligation to indemnify Foothill on the terms and subject to the conditions thereof) thereunder which shall not have been previously discharged or satisfied in full on terms acceptable to the Purchaser in its sole discretion.

                 (n) Rights Plan. The Rights Plan Amendment shall continue to be in effect and since the date hereof the Board shall not have taken or authorized the Company to take any action affecting the capitalization of the Company except as contemplated in Schedule 5.2(n).

                 (o) Due Diligence. Without limiting the generality or effect of any other provision hereof, the Purchaser shall have completed its due diligence review of the matters referred to in Schedule 5.2(o) to its satisfaction, provided, however, that (i) in the event that the Purchaser notifies the Company on or prior to July 1, 1996 that it is not so satisfied, the parties will negotiate in good faith with respect to possible amendments hereto in light of the matters as to which the Purchaser is not so satisfied (neither the Purchaser nor the Company being liable to the other in the event that they are unable to agree as to any such amendment) and (ii) if the Purchaser does not give any such notice to the Company on or prior to July 1, 1996, then without further action this condition will be deemed to have been waived.

                 (p) Third Party Registration Rights. The Company shall have obtained the consents of the holders of existing registration rights to the Company's grant of registration rights to Purchaser under the Registration Rights Agreement (if such consent is required under the existing agreements providing such registration rights in order to grant registration rights as contemplated by the Registration Rights Agreement).

                 (q) Securities Law Filings. The Company and, if applicable, the officers and directors of the Company shall have made such filings and taken such actions as the Purchaser reasonably requires to ensure that the Company and its officers and directors are in compliance with the filing requirements of the Exchange Act, including without limitation any remedial filings or actions reasonably necessary to cure any previous Exchange Act compliance deficiencies.


                              VI. INDEMNIFICATION

                 6.1. Indemnification of the Purchaser. (a) Right of Indemnification. Subject to the terms of this Article VI, the Company covenants and agrees to indemnify and hold harmless each Indemnified Party from and against any loss, damage or expense, including without limitation reasonable attorneys' and accountants' fees and charges (each such individual occurrence is hereinafter referred to as a "Loss" and collectively, as "Losses") suffered by any Indemnified Party, directly or indirectly, as a result of any inaccuracy in or breach of any of the representations, warranties, covenants or agreements made by the Company hereunder or in any other document contemplated hereby or any inaccuracy or misrepresentation by the Company or any Subsidiary in a document, certificate or affidavit delivered by the Company at the Closing or in any thereof. The rights of any Indemnified Party hereunder will not be exclusive of the rights of any Indemnified Party under any other agreement or instrument to which the Company is a party. Nothing in such other agreement or instrument will be interpreted as limiting or otherwise adversely affecting an Indemnified Party's rights hereunder and nothing in this Agreement will be interpreted as limiting or otherwise adversely affecting the Indemnified Party's rights under any such other agreement or instrument, provided, however, that no Indemnified Party will be entitled hereunder to recover more than its indemnified Loss.

                 (b) Threshold. No Indemnified Party will be entitled to indemnification pursuant to this Section 6.1 with respect to any claims in respect of breaches of representations and warranties until the aggregate amount of all Losses (other than Transactional Losses) suffered by Indemnified Parties in the aggregate exceeds $100,000 (the "Threshold"), whereupon Indemnified Parties will be entitled to indemnification pursuant to this
Section 6.1 from the Company for the full amount of all such Losses (other than Transactional Losses) suffered by Indemnified Parties (regardless of the Threshold) up to an aggregate total amount of the Purchase Price (the "Cap"). The foregoing provision of this Section 6.1(b) notwithstanding, the Threshold and the Cap will not apply with respect to any Loss or Losses relating directly or indirectly to claims of any nature whatsoever (i) relating to, resulting from or arising out of any breach of any covenant or agreement hereunder or in any other document contemplated hereby or (ii) against any Indemnified Party or Parties made by or on behalf of any director or officer of the Company or any of its Subsidiaries.

                 6.2. Procedure for Claims. (a) Notice of Claim. After obtaining knowledge of any claim or demand which has given rise to, or could reasonably give rise to, a claim for indemnification under this Article IV (referred to herein as an "Indemnification Claim"), and Indemnified Party will be required to give written notice to the Company of such Indemnification Claim ("Notice of Claim"). A Notice of Claim will be given with respect to all Indemnification Claims, whether or not the Threshold has been reached; provided, however, that the failure to give Notice of Claim to the Company will not relieve the Company from any lability that it may have to an Indemnified Party hereunder to the extent that the Company is not prejudiced by such failure. No Indemnified Party will be entitled to give a Notice of Claim after December 31, 1997. The Notice of Claim will be required to set forth the amount (or a reasonable estimate) of the Loss or Losses suffered, or which may be suffered, by an Indemnified Party as a result of such Indemnification Claim, whether or not the Threshold has been reached, and a brief description of the facts giving rise to such Indemnification Claim. The Indemnified Party will furnish to the Company such information (in reasonable detail) it may have with respect to such Indemnification Claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same).

                 (b) Third Party Claim. (i) If the claim or demand set forth in the Notice of Claim is a claim or demand asserted by a third party (a "Third Party Claim"), the Company will have 15 calendar days after the date of receipt by the Company of the Notice of Claim (the "Notice Date") to notify the Indemnified Parties in writing of the election by the Company to defend the Third Party Claim on behalf of the Indemnified Parties, provided, however, that the Company will be entitled to assume the defense of any such Third Party Claim only if it unconditionally and irrevocably undertakes to indemnify all Indemnified Parties in respect thereof.

                 (ii) If the Company elects to defend a Third Party Claim on behalf of the Indemnified Parties, the Indemnified Parties will make available to the Company and their agents and representatives all records and other materials in their possession which are reasonably required in the defense of the Third Party Claim and the Company will pay all expenses payable in connection with the defense of the Third Party Claim as they are incurred.

                 (iii) In no event may the Company settle or compromise any Third Party Claim without the Indemnified Parties' consent, which may not be unreasonably withheld, provided, however, that if a settlement is presented by the Company to the Indemnified Parties for approval and the Indemnified Parties withhold their consent thereto, then any amount by which the final Losses (including reasonable attorneys' fees and charges) resulting from the resolution of the matter exceeds the rejected settlement amount, plus attorneys' fees incurred to such date, will be excluded from the amount covered by the indemnification provided for in this Agreement and shall be borne by the Indemnified Parties.

                 (iv) If the Company elects to defend a Third Party Claim, the Indemnified Parties will have the right to participate in the defense of the Third Party Claim, at the Indemnified Parties' expense (and without the right to indemnification for such expense under this Agreement), provided, however, that the reasonable fees and expenses of counsel retained by the Indemnified Parties will be at the expense of the Company if (A) the use of the counsel chosen by the Company to represent the Indemnified Parties would present such counsel with a conflict of interest; (B) the parties to such proceeding include both Indemnified parties and the Company and there may be legal defenses available to Indemnified Parties which are different from or additional to those available by the Company; (C) within 10 calendar days after being advised by the Company of the identity of counsel to be retained to represent Indemnified Parties, they shall have objected to the retention of such counsel for valid reasons (which shall be stated in a written notice to the Company), and the Company shall not have retained different counsel satisfactory to the Indemnified Parties; or (D) the Company shall have authorized the Indemnified Parties to retain a single separate counsel at the expense of the Company, such authorization to be made by the directors who are not designees of the Purchaser or its Affiliates.

                 (v) If the Company does not elect to defend a Third Party Claim, or does not defend a Third Party Claim in good faith, the Indemnified Parties will have the right, in addition to any other right or remedy it may have hereunder, at the sole and exclusive expense of the Company, to defend such Third Party Claim.

                 (c) Cooperation in Defense. The Indemnified Parties will cooperate with the Company in the defense of a Third Party Claim and make reasonably available the facts relating to the Third Party Claim. Subject to the foregoing, (i) no Indemnified Party will have any obligation to participate in the defense of or to defend any Third Party Claim and (ii) no Indemnified Parties' defense of or their participation in the defense of any Third Party Claim will in any way diminish or lessen their right to indemnification as provided in this Agreement.

                 6.3. Indemnification of the Company. The Purchaser will indemnify and hold harmless the Company and its current and future officers, directors, employees and agents from and against damage or expense (including without limitation reasonable attorneys' and accountants' fees and charges) suffered by any of them as a result of any inaccuracy in or breach of any of the representations, warranties or covenants may by the Purchaser hereunder. The procedures for and limits on indemnification in respect of the obligations of the Purchaser under this Section 6.2 will be the same as those set forth in Section 6.1(b) and 6.2 with the exception of the time limits set forth in the third sentence of Section 6.2(a).


                          VII.  TERMINATION AND WAIVER

                 7.1. Termination. This Agreement may be terminated at any time prior to the Closing:

                 (a) by the Purchaser if, between the date hereof and the Closing; (i) an event or condition occurs that has resulted in or that could reasonably be expected to result in an Material Adverse Effect, (ii) any representation or warranty of the Company contained in this Agreement shall not have been true and correct in all material respects when made, (iii) the Company shall not have substantially complied with any covenant or agreement to be complied with by it and contained in this Agreement, or (iv) the Company or any Subsidiary makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Company or any Subsidiary seeking to adjudicate any of them a bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law relating to bankruptcy, insolvency or reorganization; provided, however, that in the case of events described in clause (ii) or (iii) of this sentence, the Purchaser may not terminate this Agreement pursuant to this Section 7.1(a) unless the Purchaser shall have notified the Company of its intention to do so and given the Company the opportunity to cure any breach of this Agreement (if and to the extent curable) during the period commencing with the date of such notice and ending on the earlier of (A) July 24, 1996 and (B) ten business days after the date of such notice;

                 (b)      by the Company if, between the date hereof and the
Closing: (i) any representation or warranty of the Purchaser contained in this Agreement shall not have been true and correct in all material respects when made or (ii) the Purchaser shall not have substantially complied with any covenant or agreement to be complied with by any of them contained in this Agreement; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.1(b) unless the Company shall have notified the Purchaser of its intention to do so and given the Purchaser the opportunity to cure any breach of this Agreement (if and to the extent curable) during the period commencing with the date of such notice and ending on the earlier of (A) July 24, 1996 and (B) ten business days after the date of such notice;

                 (c) by any of the Company or the Purchaser if the Closing shall not have occurred by the Outside Date; provided, however, that the right to terminate this Agreement under this Section 7.1(c) will not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

                 (d) by any of the Purchaser or the Company in the event that any government authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

                 (e) by the mutual written consent of the Company and the Purchaser.

                 7.2. Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement will forthwith become void and there will be no liability on the part of any party hereto except that
(a) Sections 1.2, 4.3, 4.12, 6.1 and 8.1 and Article VI will remain in full force and effect and (b) nothing herein will relieve any party from liability for any breach of this Agreement.

                 7.3. Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered by any other party pursuant hereto, or (c) waive compliance with any of the agreements or condition of the other party contained herein. Any such extension or waiver will be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or conditions of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights. After the Closing, this Agreement may be waived or amended by the Company only with the approval of a majority of the members of the Board not designated for election by the Purchaser.


                           VIII.  GENERAL PROVISIONS

                 8.1. Expenses. Without limiting the generality or effect of any other provision hereof, including without limitation Section 6.1 or any agreement or instrument contemplated hereby, including without limitation Purchaser's Interim Financing Facility Agreement, if (a) the Closing occurs,
(b) the Closing does not occur and the Company has breached any of its representations, warranties, covenants or agreements herein, or (c) the Company incurs any Indebtedness, or the

Purchaser or an Affiliate thereof advances any funds or acquires any Indebtedness, pursuant to the Purchaser's Interim Financing Facility Agreement, the Company will, upon request by the Purchaser, promptly reimburse the Purchaser for all out-of-pocket fees, costs and expenses, including without limitation legal, accounting, financing, inspection and appraisal fees and charges, relating to this Agreement, the other documents contemplated hereby and thereby and the transactions contemplated hereby and thereby (collectively "Expenses") and filing fees under the HSR Act (including in respect of any subsequent acquisition of securities), regardless of whether such transactions are consummated. If the Closing does not occur and the Company has not breached any of its representations, warranties, covenants or agreements herein, the Company will have the right, upon notice to the Purchaser (the "Stock Payment Notice"), to satisfy its obligation to make the reimbursement payments provided for in this Section 8.1 by issuing shares of Common Stock to the Purchaser valued based on the average NASDAQ closing price therefor for the 20 trading days prior to the date hereof, and will use its best efforts promptly to cause such shares of Common Stock to be registered for resale and eligible for trading on the NASDAQ; provided, however, that in the event that the Purchaser notifies the Company within five business days of receipt of the Stock Payment Notice that it has elected to do so, the amounts otherwise payable in Common Stock will be added to the Indebtedness outstanding under Purchaser's Interim Credit Facility.

                 8.2. Notices. All notices, requests, claims, demands and other communications hereunder must be in writing and will be given or made (and will be deemed to have been duly given or made upon receipt) by delivery in person, by courier services, by cable, by fax, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.2):

                 (a)      if to the Company:

                          Mountasia Entertainment International, Inc.
                          5895 Windward Parkway, Suite 220
                          Alpharetta, Georgia  30202-4128
                          Attention:  Chief Executive Officer
                          Fax:  (770) 442-6655

                          with a copy to:

                          Rogers & Hardin
                          2700 Cain Tower
                          229 Peachtree Street
                          Atlanta, Georgia  30303
                          Attention:  Edward J. Hardin
                          Fax:  (404) 525-2224

                 (b)      If to the Purchaser:

                          MEI Holdings, L.P.
                          4200 Texas Commerce Tower
                          Dallas, Texas 75201
                          Attention:  Daniel A. Decker
                          Fax:  (214) 220-4949

                          with a copy to:

                          Jones, Day, Reavis & Pogue
                          599 Lexington Avenue
                          New York, New York  10022
                          Attention:  Robert A. Profusek, Esq.
                          Fax:  (212) 755-7306

                 8.3. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

                 8.4. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect as long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provisions is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transaction contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                 8.5. Entire Agreement. This Agreement and the other agreements and instruments referenced herein (including all Exhibits and Schedules referenced herein or therein) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between the Company and the Purchaser with respect to the subject matter hereof and thereof.

                 8.6. Assignment. This Agreement may not be assigned by operation of law or otherwise (other than an assignment to a Related Person of the Purchaser) without the express written consent of the non-assigning party or parties (which consent may be granted or withheld in the sole discretion of such parties). "Related Person" of the Purchaser means any Affiliate of the Purchaser or any investment fund, investment account or investment entity whose investment manager, investment advisor or principal thereof, is such Purchaser, an Affiliate of such Purchaser or an investment manager, investment advisor or principal of such Purchaser or Affiliate.

                 8.7. No Third Party Beneficiaries. This Agreement will be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and, except as provided herein with respect to Indemnified Parties (who are intended third-party beneficiaries hereof), nothing herein, express or implied, is intended to or will confer upon any other person any legal or equitable right, benefit or remedy of any mature whatsoever under or by reason of this Agreement.

                 8.8. Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Company and the Purchaser or (b) by a waiver in accordance with Section 7.3.

                 8.9. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

                 8.10. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together will constitute one and the same agreement.

                 8.11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties will be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                 8.12. Survival of Representations, Warranties and Agreements. The representations and warranties in this Agreement will survive for the time periods set forth in Section 6.2.

                 8.13. Miscellaneous. As used in this Agreement, (i) references to Sections, Articles, Exhibits and Schedules are to Sections, Articles, Exhibits and Schedules of or to this Agreement, (ii) terms used herein with initial capital letters have the meanings ascribed to them herein,
(iii) the terms "Affiliate" and "Associate" have the meanings ascribed to those terms in Rule 405 under the Securities Act, (iv) the word "or" is disjunctive but not exclusive, (v) no provision hereof will be interpreted in favor of or against any party by reason of which party drafted such provision or this Agreement as an entirety, and (vi) terms used herein which are defined in GAAP have the meanings ascribed to them therein.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereto duly authorized.

                            MOUNTASIA ENTERTAINMENT
                              INTERNATIONAL, INC.


                            By: /s/
                                -------------------------------
                            Name:
                                 ------------------------------
                            Title:
                                  -----------------------------


                            MEI HOLDINGS, L.P.

                            By:  MEI GenPar, L.P., its
                                 general partner

                            By:  HH GenPar Partners,
                                 its general partner
                                 and co-manager

                            By:  Hampstead Associates,
                                 Inc.,
                                 its general partner and
                                 co-manager

                            By: /s/
                                -------------------------------
                            Name:
                                 ------------------------------
                            Title:
                                  -----------------------------

                                                                       EXHIBIT A

                       WARRANT FOR SHARES OF COMMON STOCK

                                       OF

                  MOUNTASIA ENTERTAINMENT INTERNATIONAL, INC.
                            (a Georgia corporation)

                 This certifies that MEI Holdings, L.P., a Delaware limited partnership (together with its permitted successors and assigns, the "Holder"), is entitled to receive the number of shares of Common Stock, without par value (the "Common Stock"), of Mountasia Entertainment International, Inc., a Georgia corporation (the "Corporation"), specified by the provisions and upon the terms and conditions hereinafter set forth. This Warrant is granted pursuant to the Investment Agreement, by and between the Corporation and the Holder, dated June 5, 1996 ("Investment Agreement").

                 1. Automatic Exercise. The right represented by this Warrant will be deemed automatically exercised under the occurrence of any Dilutive Issuance (as defined in Section 2 below) without any notice being given or other action being taken by the Holder. The Holder will not be required to pay any consideration in connection with any such automatic exercise of this Warrant (other than that paid prior to the date hereof). The Corporation covenants that Holder will become treated for all purposes as the holder of record of the shares issued as a result of any such automatic exercise commencing as of the close of business on the date of the Dilutive Issuance causing such automatic exercise, and that, within ten calendar days after such date, certificates causing of Common Stock will be delivered by the Corporation to the Holder.

                 2. Exercisability; Number of Shares. (a) This Warrant will be deemed to have been exercised by the Holder upon any conversion or exchange of any security outstanding on the date hereof, or any exercise of any warrant, option or other right outstanding on the date hereof (other than this Warrant), for a Consideration (as defined below) of less than the Trigger Price as defined below). All such convertible or exchangeable securities, warrants, options or rights are hereinafter called the "Subject Securities" and each such issuance in accordance with the terms thereof for a consideration below the Trigger Price is hereinafter called a "Dilutive Issuance". As used herein, "Consideration" includes the amount of any cash, other property (valued at its current fair market value), principal amount of indebtedness, liquidation value of preferred or senior securities, or other consideration to be paid or surrendered to the Corporation in connection with any such conversion, exchange or exercise. The Corporation represents and warrants that, as of the date hereof, Schedule A hereto contains a true and complete list of all Subject Securities.

                 (b) The number of shares which the Holder shall receive ("New Shares") in connection with any Dilutive Issuance will be determined by the application of the following formula:

         New Shares = (   TC      -     TC       )        X         Holder Shares
                      ---------      --------                    --------------------
                          SP       Trigger Price                  Outstanding Shares

in which:

         TC      =        the total amount of Consideration received by the
                          Corporation for such Dilutive Issuance;
         SP      =        the Consideration per share received by the
                          Corporation for such Dilutive Issuance;
Trigger Price    =        130% of the amount equal to (i) $40,000,000 divided
                          by (ii) the number of shares of Common Stock
                          purchased by the Holder pursuant to the Investment
                          Agreement at the closing thereunder.
Holder Shares    =        the total number of shares of Common Stock owned by
                          the Holder immediately after the closing under the Investment Agreement, plus (i) the total number of shares of Common Stock issued pursuant to this Warrant and (ii) all shares of Common Stock received by Holder in any stock split, stock dividend or other distribution on any such shares; and

Outstanding      =        the number of shares of Common Stock issued
  Shares                  and outstanding on the date immediately prior to the
                          record date of such Dilutive Issuance.

                 3. Adjustments. The Trigger Price, the number of Holder Shares, and the number and kind of shares receivable pursuant to this Warrant ("Warrant Shares") will be subject to adjustment as follows:

                          (a) If the Corporation (i) pays a dividend or makes a distribution on the Common Stock in shares of Common Stock or shares of the capital stock other than Common Stock,
                 (ii) subdivides the outstanding shares of Common Stock into a greater number of shares of Common Stock, (iii) combines the outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issues any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), then, immediately after the Determination Date (as defined below) with respect to such dividend, distribution, subdivision, combination or issuance in a reclassification, the number and kind of shares issuable hereunder upon exercise of this Warrant after a subsequent Dilutive Issuance will be equitably adjusted so that after such time the Holder will be entitled to receive following any Dilutive Shares a number of shares of Common Stock recomputed properly to give effect to such dividend, distribution, subdivision, combination or issuance.

                          (b) For purposes of this Warrant, "Determination Date" means (i) with respect to any dividend, distribution or issuance, the date fixed for the determination of the holders of shares of Common Stock entitled to receive such dividend, distribution or issuance, or if a dividend or distribution is paid or made or issuance is made without fixing a date, the date of such dividend, distribution or issuance and (ii) with respect to any subdivision, combination or reclassification, the effective date thereof.

                          (c) In the event that at any time, as a result of an adjustment made pursuant to this Section 3, a holder of this Warrant becomes entitled to acquire upon a Dilutive Issuance any securities of the Corporation other than Common Stock, thereafter the number of such other securities so purchasable upon exercise of each Warrant will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 3.

                          (d) Whenever the kind or number of securities receivable upon exercise of the Warrants is adjusted pursuant to any of the provisions of this Section 3, the Corporation will promptly, and in any event within 10 calendar days after the occurrence of the event giving rise to such adjustment, give notice to the Holder of such adjustment or adjustments setting forth the changes in the Trigger Price and in the number of Holder Shares a brief statement of the facts requiring such adjustments and the computations upon which such adjustments are based. Unless the Holder objects thereto within 20 calendar days after receipt of such notice, such determination will be final. If the Holder does so object, the parties will discuss in good faith the items in dispute. If such items in dispute are not so resolved, the matter will be referred for determination by Deloitte & Touche (or, if such firm is unable or unwilling so to act, another professional firm mutually acceptable to the Holder and the Corporation), which firm's determination thereof will be final. The fees and expenses of such firm will be borne by the Corporation.

                          (e)     In case of any consolidation of the
                 Corporation with or merger of the Corporation into another corporation or in case of any sale, transfer or lease to another corporation of all or substantially all the property of the Corporation, the Corporation or such successor or purchasing corporation, as the case may be, will execute an agreement providing that the Holder will have the right thereafter to receive the kind and amount of shares and other securities and property that it would have been entitled to receive immediately after the occurrence of such consolidation, merger, sale, transfer or lease had this Warrant been exercised immediately prior to such action. Such agreement will provide for adjustments that will be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this Section 3 will similarly apply to successive consolidations, mergers, sales, transfers or leases.

                          (f) Whether or not any adjustments in the number or kind of shares issuable upon the exercise of this Warrant has been made, this Warrant (and any substitutes or replacements herefor) may continue to express the same provisions as are initially stated in this Warrant.

                 4. Covenants. (a) All shares of Common Stock which may be issued by the Corporation pursuant of this Warrant in accordance with its terms will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges of the Corporation with respect to the issue thereof.

                 (b) During the term of this Warrant, the Corporation will at all times have authorized and reserved for issuance to the Holder a sufficient number of shares of its Common Stock to provide for the automatic exercise of this Warrant.

                 (c) The Corporation will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith perform such terms and take all such action as may be reasonably necessary to protect the Holder against impairment.

                 5. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any issuance upon exercise of this Warrant.

                 6.       Term.  This Warrant will expire upon the earlier of
(a) such time as the Holder no longer owns any shares of Common Stock and (b) such time when no Subject Securities are any longer outstanding.

                 7. Notice of Dilutive Issuances. The Corporation will notify Holder in writing promptly upon receipt of any notice initiating a Dilutive Issuance, which notice shall set forth the identity of such person giving such notice, the TC and SP with respect to such Dilutive Issuance and the number of shares of Common Stock to be issued pursuant to this Warrant by reason thereof.

                 8. No Shareholder Rights. The Holder hereof, solely by virtue of this Warrant, will not be entitled to any rights of a shareholder of the Corporation.

                 9. Transfers. This Warrant may be transferred in whole, but not in part, by MEI Holdings, L.P. and by any subsequent holder of this Warrant. The Holder, by acceptance hereof, agrees that this Warrant and the shares of Common Stock issued or issuable upon exercise of this Warrant may not be offered or sold except in compliance with the Securities Act of 1933, as amended, and any applicable state securities laws. The Holder consents to the Corporation's making a notation on its records in order to implement such restriction on transferability.

                 10. Loss or Destruction. Upon receipt by the Corporation of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft, or destruction) of indemnity satisfactory to it (in the exercise of reasonable discretion), and (in the case of mutilation) upon surrender and cancellation thereof the Corporation will execute and deliver in lieu hereof a new Warrant.

                 11. Governmental Approvals. The Corporation will use its best efforts to take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and filings required, which may be or become required in connection with the issuance and delivery of this Warrant, and the issuance and delivery of the Common Stock issued or deliverable upon exercise of this Warrant.

                 12. Successors and Assigns. All the covenants and provisions of this Warrant will bind and inure to the benefit of Holder and the Corporation and their respective successors and assigns.

                 13. Notices. All notices and other communications given pursuant to this Warrant will be in writing and will be deemed to have been given when faxed or personally delivered or when mailed by prepaid registered, certified or express mail, return receipt requested. Notices should be addressed as follows:

         (a)  If to the Corporation, then to:

                 Mountasia Entertainment International, Inc.
                 5895 Woodward Parkway
                 Suite 220, Alpharetta, Georgia  30202-4182
                 Attention: Chief Executive Office
                 Fax: (770) 442-6655

                 With a copy to (which will not constitute notice):

                 Rogers & Hardin
                 2700 Cain Tower
                 229 Peachtree Street
                 Atlanta, Georgia  30303
                 Attention: Edward J. Hardin
                 Fax: (404) 525-2224

         (b)  If to the holder then to:

                 MEI Holdings, L.P.
                 4200 Texas Commerce Tower
                 Dallas, TX  75201
                 Attention: Daniel A. Decker
                 Fax: (214) 220-4949

                 With a copy to (which will not constitute notice):

                 Jones, Day, Reavis & Pogue
                 599 Lexington Avenue
                 New York, New York  10022
                 Attention:  Robert A. Profusek, Esq.
                 Fax: (212) 755-7306

Such addresses for notices may be charged by any party by notice to the other party pursuant to this section.

                 14. Amendment. This agreement may be amended only by an instrument in writing signed by the Corporation and the Holder.

                 15. Governing Law. This Warrant will be construed and enforced in accordance with and governed by the laws of the State of Delaware without regard to the conflict of laws provisions of such state.

                 16. Further Assurances. The parties hereto agree to execute such other documents, instruments or affidavits, and to perform such other acts, as may be necessary or desirable to carry out the purpose of this agreement.

                 Dated as of this ___ day of ___________, 1996.



                                             MOUNTASIA ENTERTAINMENT
                                               INTERNATIONAL, INC.


                                             By:
                                                 -----------------------------
                                             Name:
                                                   ---------------------------
                                             Title:
                                                    --------------------------

Attest:


- ----------------------------------

Name:
     -----------------------------
Title:
      ----------------------------

                                                                     SCHEDULE A
                                                           (to be updated prior
                                                         to issuance of Warrant)


                               SUBJECT SECURITIES


                                Preferred Stock


CLASS A PREFERRED NONVOTING STOCK
- ---------------------------------
Shares authorized:                         2,000

Shares outstanding:                        None

Voting Rights:                             None unless required by Georgia law

Dividend Rights:                           None

Liquidation Preference:                    Prior to common stock, on parity with any class hereafter created that is specifically ranked on parity with Class A ("Parity Securities")

Liquidation Value:                         $10,000 plus 8% per annum since date of issuance

Conversion:

         At Holder's Option:               at any time according to this formula

                                           [(.08)(N/365)(10,000)] plus 10,000
                                           ----------------------------------
                                                     Conversion Price

                                           N = number of days between issuance and conversion

                                           Conversion Price = the lesser of (x) $8.15625 or (y) 85% of the average closing bid price for the five days preceding the conversion date

         At Company's Option:              After August 31, 1996, upon 15 days prior written notice at the Conversion
                                           Price set forth above.  (No forced conversion right if Company "makes any planned press release either (a) on the effective date of conversion or (b)
                                           prior to the close of trading on the following business day.")




         Automatic Conversation:           None

Redemption:                                The Company has the right to redeem all or part of the shares submitted for conversion

         Redemption Price:                 [(.08)(N/365)(10,000)] x Closing Bid Price
                                                                    -----------------
                                                                    Conversion Price


CLASS B PREFERRED STOCK
- -----------------------

Shares authorized:                         2,000

Shares outstanding:                        430

Voting Rights:                             None unless required by Georgia law

Dividend Rights:                           None

Liquidation Preference:                    Prior to common stock, on parity with Class A preferred and any class hereafter created that is specifically ranked on parity with Class D ("Parity
                                           Securities")

Liquidation Value:                         $10,000 per share plus 8% per annum from date of issuance

Conversion:

         At Holder's Option:               Beginning on April 16, 1996 based on this formula:

                                           [(.08)(N/365)(10,000)] plus 10,000
                                           ----------------------------------
                                                     Conversion Price

                                           N = the number of days between the date of issuance and the date of conversion

                                           Conversion Price = the lesser of (x) $5.125 or (y) 85% of the average closing bid price for the five trading days immediately preceding the conversion date

         At Company's Option:              None

         Automatic Conversion:             On January 11, 1998 at the Conversion Price

Redemption:                                The Company has the right to redeem all or part of the shares submitted for conversion

         Redemption Price:                 [(.08)(N/365)(10,000)] x Closing Bid Price
                                                                    -----------------
                                                                    Conversion Price

CLASS C PREFERRED STOCK
- -----------------------

Shares authorized:                         1,000

Shares outstanding:                        500

Voting Rights:                             None

Dividend Rights:                           13% cumulative payable quarterly in cash out of legally available funds

Liquidation Preference:                    Prior to common stock, on parity with Class A, B, and C preferred and any class hereafter created that is specifically ranked on parity with Class D

Liquidation Value:                         $1,000 plus 10% per annum since date of issuance

Conversion:

         At Holder's Option:               Beginning 40 days after issuance according to this formula:

                                           [(.10)(N/365)(1,000)] plus 1,000
                                           --------------------------------
                                                    Conversion Price

                                           N = the number of shares of Class C preferred for which the conversion is being elected

                                           Conversion Price = the closing bid price on the date of purchase of the Class
                                           C preferred

         At Company's Option:              None

         Automatic Conversion:             Two years after date of issuance

Redemption:                                Right to redeem all or part of Class C preferred at any time during the 90 day period beginning six months following the purchase of Class C preferred.

         Redemption Price:                 The original purchase price plus accrued dividends

Put Right:                                 On the first anniversary of the holder's purchase at the original purchase price plus accrued dividends




CLASS D PREFERRED STOCK
- -----------------------

Shares authorized:                         20,000

Shares outstanding:                        5937

Voting Rights:                             None except as required under Georgia law

Dividend Rights:                           4% cumulative, payable semi-annually in (at the Company's option) cash or common stock at a conversion price equal to the lesser of $6.00 per share or the average of the closing bid prices for the five trading days prior to payment

                                           Only entitled to receive when declared by the Board out of legally available assets

                                           In the event of a conversion, the holder is entitled to the prorated portion of the annual dividend

Liquidation Preference:                    Prior to common stock, on parity with Class A, B, and C preferred and any class hereafter created that is specifically ranked on parity with Class D
                                           ("Parity Securities")

Liquidation Value:                         $1,000 per share

Conversion:

         At Holder's Option:               Beginning 60 days after issuance

                                               N x 1000
                                           ----------------
                                           Conversion Price

                                           N = the number of shares of Class D Preferred Stock for which the conversion is being elected

                                           Conversion Price = the lesser of (x) $6.00 or (y) the average closing bid price for the five trading days preceding the conversion (the "Market Price"), provided however that the Conversion Price cannot be less than 70% of the
                                           Market Price

         At Company's Option:              None



         Automatic Conversion:             Two years after the date of issuance at the Conversion Price

Redemption:                                If the Conversion Price is less than $3.00 per share, the Company has the right to redeem all or part of the share submitted for conversion

         Redemption Price:                 (N x 1,000) x   Closing Price
                                                           -------------
                                                          Conversion Price


CLASS E PREFERRED STOCK
- -----------------------

Shares authorized:                         3,500,000

Shares outstanding:                        None

Voting Rights:                             None unless required by Georgia law, provided, however, that in the event of a failure to pay six quarterly dividends, the holders of the Class E preferred have the right to elect one director

Dividend Rights:                           10% cumulative payable quarterly

Liquidation Preference:                    Parity with other classes of preferred stock

Liquidation Value:                         $12 per share

Conversion:

         At Holder's Option:               At any time at $8.00 per share

         At Company's Option:              If the trading price of the Company's stock exceeds $10 for 15 days, the
                                           Company can force conversion at the $8.00

         Automatic Conversion:             None

Redemption (mandatory):                    On the fifth anniversary of issuance at $12.00 per share payable, at the option of the Company, in cash, Common Stock, or some combination of cash and stock

Listing:                                   The Company intends to apply for listing of the Class E preferred on the
                                           Nasdaq


               Convertible Debt and Existing Options and Warrants




Convertible Debt:
- ----------------

                                                                               Current
                                                                               Balance
                                                                            --------------
 Cole Young World-Convertible Mortgage Note                                   $2,170,000
 9% Convertible Subordinated Debenture                                        $5,650,000
 10% Convertible Subordinated Debenture                                       $4,184,289


Existing Warrants:
- -----------------


                                                        # of Shares            Exercise            Expiration
                                                        Outstanding        Price per share            Date
                                                    -------------------  -------------------   -------------------
 Schwartz (Fee for 10% sub-debt 2/95)                       38,138               $ 5.13                Sep-00
 Schwartz (Fee for 10% sub-debt 12/95)                      43,931               $ 8.70                Sep-00
 Schwartz (Class A 2/96)                                    69,517               $ 8.70                Sep-00
 Schwartz (Class A 2/96)                                    41,617               $ 5.13                Sep-00
 Allen & Co. (Financial Advisor Fee)                       180,000               $ 9.00                Jun-05
 Allen & Co. (Financial Advisor Fee)                       270,000               $12.25                Jun-05
 Commonwealth 11/93                        *               425,750               $ 9.30                Nov-98
 Malibu Grand Prix 3/94                    *                61,461               $ 9.76                Mar-99
 Kerr Worthy (Capital Trust)               *               228,194               $ 6.04                Jul-04
 Commonwealth 11/94                        *                93,902               $ 4.93                Nov-99
 Malibu Grand Prix 11/94                   *               225,001               $10.67                Nov-99
 Langland Bay (NEF)                        *                18,739               $ 6.54                 1,658
 Furman Selz                                               150,000               $ 6.25                Nov-05
 Feltman                                                    15,800               $ 5.50                Feb-01
                                                       -----------
                                                         1,861,950

                                                                        * MOUNTASIA TO DESCRIBE ANTI-DILUTION ADJUSTMENTS

                                                        # of Shares            Exercise            Expiration
 Existing Options:                                      Outstanding        Price per share            Date
 ----------------                                    ------------------   ------------------   ------------------
 Mountasia Incentive Stock Option Plan                      106,400               $ 8.00
 Mountasia Incentive Stock Option Plan                       32,400       $7.25 - $12.50               Mar-98
 L. Scott Demerau                                            29,260               $ 4.78               Mar-98
 Julia E. Demerau                                            29,260               $ 4.78               Mar-98
 Judith E. Demerau                                           29,260               $ 4.78
 Ralph C. Dilorio                                            21,945               $ 5.47               Jan-05
 Ervin E. Lewis, Sr. (Director Options)                      25,000               $ 7.53               Jan-05
 William M. Kearns (Director Options)                        25,000               $ 7.53               Jan-05
 Bert W. Wasserman (Director Options)                        25,000               $ 7.53
 Steven A. Cunningham (Director Options)                     25,000               $ 7.53               Jan-05
 Non-employee Stock Option Plan                               3,000               Market               Jan-05
 Non-employee Stock Option Plan                              70,000               $ 7.53               Jan-06
 L. Scott Demerau                                           350,000               $ 7.00               Jan-06
 Julia E. Demerau                                           150,000               $ 7.00               Jan-06
 Greg Waters                                                100,000               $ 9.00               Oct-05
 Ken Grissom                                                 10,000               $ 9.00               Jul-05
 Ken Grissom                                                 12,500               $12.50               Jul-05
                                                        -----------
                                                          1,044,025


                                                                      EXHIBIT B



                            MEI FINANCINGS, L.P.
                          4200 Texas Commerce Tower
                            Dallas, Texas  75201


                                June 5, 1996


Mountasia Entertainment International, Inc.
5895 Windward Parkway, Suite 220
Alpharetta, Georgia  30202

Attention:       Mr. Scott Demerau
                 Chief Executive Officer

                            Re: Financing Commitment

Ladies and Gentlemen:

                 Mountasia Entertainment International, Inc. (the "Borrower") has requested MEI Financings, L.P. (the "Lender") to provide an aggregate of up to $33,000,000 under two multi-draw term loan facilities (collectively, the "Facility") to the Borrower which would provide, in part, for the purchase by the Lender from NationsBank of the outstanding indebtedness of the Borrower and of its affiliate, National Entertainment Funding, L.P. ("NEF"), to NationsBank in an aggregate amount specified in the Statement of Terms and Conditions (the "Term Sheet") attached as Annex A to this letter.

                 Lender is pleased to advise you that it is willing to provide the Facility on the principal terms and conditions set forth in the Term Sheet. The parties acknowledge that Lender is making such commitment solely as an accommodation to Borrower in connection with ongoing discussions of a possible substantial equity investment in Borrower (the "Proposed Equity Investment") by MEI Holdings, L.P. ("MEIH").

                 Upon your execution and delivery of this letter, the Lender shall deposit into the MEIF Escrow Closing Subaccount (as defined in the Escrow Subaccount Agreement, dated as of June 5, 1996 (the "Escrow Agreement"), among you, the Lender and Jones, Day, Reavis & Pogue) $11,842,862.98 in immediately available funds to be released to you as Term Loans (as defined in the Term Sheet) or otherwise applied in accordance with (and subject to the conditions set forth in) the terms of the Escrow Agreement and this letter.

                 You agree to assist the Lender, promptly upon request, with all information deemed necessary by it to complete the documentation for the Facility.

                 You represent and warrant and covenant that all information which has been or is hereafter made available to MEIH or the Lender by you or any of your representatives in connection with the transactions contemplated hereby is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made and that there is no fact or circumstance, the existence of which could have a material adverse effect on the financial or other condition, business, operations or prospects of the Borrower or NEF, that has not been fully disclosed to MEIH or the Lender prior to the execution and delivery of this letter and each other Debt Financing Document (as defined below). You agree to supplement the information referred to above from time to time promptly so that the representations and warranties in the preceding sentence remain correct (including with respect to information hereafter made available).

                 The Lender's commitment is subject to the conditions precedent described in the Term Sheet. Subject to the terms hereof (including the Term Sheet) and the Escrow Agreement, funds for the NationsBank Purposes (as defined in the Term Sheet) will be available to the Borrower immediately after the execution of and the closing of the transactions under documentation relating thereto with NationsBank and execution of the Investment Agreement.

                 The Borrower agrees, as a condition to this commitment and MEIH's and the Lender's respective obligations under the Facility and the Debt Financing Documents, if any, that (i) at the Lender's request, it will accept any refinancing of the Facility from any third party that is on terms that, in the aggregate, are not materially less favorable than those governing the proposed Foothill debt financing (including Warrants) and will pay to any proposed refinancing entity normal commitment fees other customary in financings of that type not to exceed 2% of the maximum amount of the refinancing facility and other customary up-front fees, (ii) the NationsBank debt will be consolidated under the Facility and will, together with all other obligations under the Facility, be collateralized on the terms set forth in the Term Sheet, (iii) if MEIH does not close on its equity investment under the Investment Agreement (as defined in the Term Sheet) for any reason other than a default by MEIH, the Borrower will immediately proceed to use its best efforts to refinance the Facility, (iv) if the Borrower agrees to accept from any person or entity (other than MEIH or any affiliate), an equity investment, (1) all amounts owing under the Facility will become due and payable in full upon closing of such investment proposal and all commitments to lend under the Facility will terminate upon acceptance of any such proposal and (2) Lender will assign the Facility and any related documents to any person or entity designated by Borrower upon payment to Lender of all such amounts, (v) Borrower will negotiate in good faith to reach definitive Debt Financing Documents, and
(vi) Borrower will reimburse any refinancing entity or proposed refinancing entity for all of their respective out-of-pocket costs and expenses in connection with the Facility and any refinancing thereof, and provide such entity with an indemnification with respect to any third party claims and expenses related to the foregoing no less favorable to such entity than the indemnification provisions set forth hereinafter in this letter; and default in any of the foregoing, or in any representation, warranty or other agreement contained elsewhere in this letter, will constitute a default under the Facility.

                 The Borrower agrees to pay on demand (i) all costs and expenses of MEIH and the Lender in connection with the preparation, execution, delivery, administration, modification and amendment of this letter and all agreements and documents relating to the Facility (all of the foregoing, collectively, the "Debt Financing Documents") (including, without limitation,
(A) all due diligence, collateral review, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel, accountants and other professional advisors to MEIH or the Lender with respect thereto, with respect to advising MEIH or the Lender as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Debt Financing Documents, with respect to negotiations with the Borrower or NEF or any of their respective affiliates (all of the foregoing, collectively, the "Loan Parties") or with other creditors of any Loan Party arising out of any default or any events or circumstances that may give rise to a default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of MEIH and the Lender in connection with the enforcement of the Debt Financing Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for MEIH and the Lender with respect thereto). In addition, the Borrower will pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of the Debt Financing Documents and agrees to save MEIH and the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or failure to pay such taxes.

                 The Borrower agrees to indemnify and hold harmless MEIH and the Lender and each of their respective affiliates and their respective officers, directors, partners, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses (including, without limitation, economic and investment losses), liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel and any loss of investment under any Debt Financing Document or the Proposed Equity Investment or any agreements relating thereto) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with, (i) the Facility, the actual or proposed use of the proceeds of the loans thereunder, the Debt Financing Documents, the Proposed Equity Investment referred to above or any agreements relating thereto, or any of the transactions contemplated hereby or thereby, including, without limitation, any acquisition or proposed acquisition by the Borrower or any of its subsidiaries or other affiliates of all or any portion of the stock or the assets of any person or entity or (ii) the actual or alleged presence of hazardous materials on any property of the Borrower or NEF or any of their respective subsidiaries or other affiliates or any investigation, litigation or proceeding, under or relating to any environmental law or regulation, relating in any way to the Borrower or NEF or any of their respective subsidiaries or other affiliates, in each case whether or not such investigation, litigation or proceeding is brought by or against any Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby or by any of the other Debt Financing Documents or such Proposed Equity Financing are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have primarily resulted from such Indemnified Party's gross negligence or willful misconduct or (iii) any investigation, litigation or proceeding brought or commenced against the Borrower or NEF or any subsidiary or other affiliate thereof by any person or entity (including without limitation any governmental authority) other than MEIH or the Lender relating to any negligent act or omission, or any violation of any law, rule or regulation, by the Borrower or NEF or any subsidiary or other affiliate thereof or any shareholder, officer, director, employee or affiliate thereof and any losses or liabilities of the Borrower or NEF or any subsidiary or other affiliate thereof arising from or related to the foregoing. The Borrower also agrees not to assert any claim against MEIH or the Lender or any of their subsidiaries or other affiliates, or any of their respective officers, directors, partners, employees, attorneys and agents, or any affiliate of any thereof, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facility, the actual or proposed use of the proceeds of the loans thereunder, or the Debt Financing Documents, or the Proposed Equity Investment or any agreement relating thereto, or any of the transactions contemplated hereby or thereby.

                 Without prejudice to the survival of any other agreement of the Borrower hereunder or under any other Debt Financing Document or any other agreement between MEIH and/or the Lender and the Borrower and/or NEF or any other person or entity, the agreements and obligations of the Borrower contained in the preceding two paragraphs will survive the payment in full of, and/or the conversion to equity of, principal, interest and all other amounts payable under any of the other Debt Financing Documents and any termination of this letter or any other Debt Financing Document or any commitment hereunder or under any other Debt Financing Document, and the Borrower shall remain bound thereby.

                 This letter is delivered to you on the understanding that neither this letter nor any of its terms or substance shall be disclosed without our prior written consent, directly or indirectly, to any other person except to your employees, agents and advisers who are directly involved in the consideration of this matter or to NationsBank or as disclosure may be compelled in a judicial or administrative proceeding or as otherwise required by law.

                 If you are in agreement with the foregoing, please sign and return to MEIH the enclosed copies of this letter no later than 5:00 p.m., New York time, on June 12, 1996. This offer shall terminate at such time unless prior there to we shall have received signed copies of such letter.

                 We look forward to working with you on this transaction.



                        Very truly yours,


                        MEI FINANCINGS, L.P.

                        By: MEI Financings GenPar, L.P. a Delaware limited partnership, general partner

                                 By:     HH GenPar Partners, a Texas general
                                         partnership, general partner

                                         By:      Hampstead Associates, Inc.,
                                                  a Texas corporation, general
                                                  partner and co-manager


                                                  By:
                                                       -------------------------
                                                       Name:
                                                       Title:





Accepted and agreed to as of
the date first above written:

MOUNTASIA ENTERTAINMENT
  INTERNATIONAL, INC.

By:
    ----------------------------
Name:  Scott Demerau
Title:  Chief Executive Officer

                                                                     Annex A

                       Statement of Terms and Conditions

I.       Amount and Terms of Facility


         Borrower:              Mountasia Entertainment International, Inc.
                                (the "Borrower")

         Lender:                MEI Financings, L.P. (the "Lender")

         Type of Facilities:    Multi-draw, non-revolving term loan
                                facilities (the "Facilities")

         Amount of Facilities:  $33,000,000 in aggregate amount,
                                available pursuant to two separate facilities as follows:

                                (1)      Basic Facility - The aggregate
                                         amount of Term Loans (defined below)
                                         drawable under the Basic Facility is
                                         $23,500,000.  The aggregate amount
                                         of Term Loans drawable under the
                                         Basic Facility for Basic Purposes is
                                         $18,000,000.

                                (2)      Conversion Facility - The aggregate
                                         amount of Term Loans drawable under
                                         the Conversion Facility is
                                         $9,500,000.

         Availability:          Loans (the "Term Loans") will be available
                                under the Facilities in one or more drawings to be made prior to February 28, 1997 (the
                                "Expiration Date").

         Maturity:              The Term Loans will be repayable in a single
                                payment due January 2, 1998 (such date, or the date to which the maturity of the Term
                                Loans may be extended as provided below, the "Maturity Date"). The Maturity Date may be extended for one six-month period on the condition that (i) the Borrower has used its best efforts to refinance the Term Loans outstanding under the Facility during the period preceding any such extension but has failed to do so, (ii) on the date of any such extension and after giving effect thereto no default or event of default shall have occurred and be continuing and (iii) the Borrower has paid the Extension Fee of 25 basis points on the outstanding principal amount of the Term Loans for such extension.

         Purposes:              The Facilities will be available for the
                                following purposes subject to the limitations set forth hereinafter:

                                  "NationsBank Purposes" means the following:

                                  (1)      Acquisition (at par) by the Lender
                                           of debt outstanding under the
                                           Borrower's $13,000,000 and
                                           $10,000,000 NationsBank facilities
                                           in an aggregate amount not to exceed
                                           $8,500,000 plus accrued and unpaid
                                           interest and fees and all other
                                           amounts owing under such facilities.

                                  (2)      Acquisition (at par) by the Lender
                                           of the note held by NationsBank
                                           under the $5,000,000 facility with
                                           National Entertainment Funding, L.P.
                                           ("NEF") in an aggregate amount not
                                           to exceed $2,800,000 plus accrued
                                           and unpaid interest and fees and all
                                           other amounts owing under such
                                           facility.

                                  "Basic Purposes" means the following:

                                  (1)      The NationsBank Purposes.

                                  (2)      To fund the redemption of up to 30%
                                           of (x) the outstanding shares of the
                                           Borrower's Class B Preferred Stock
                                           and (y) the outstanding principal
                                           amount of the Borrower's 10%
                                           Convertible Subordinated Debentures,
                                           in an aggregate amount (including in
                                           the case of clause (y) principal and
                                           accrued unpaid interest) under this
                                           item (2) not to exceed $3,000,000.

                                  (3) The refinancing (at par) of the Note issued by the Borrower in connection with the Borrower's acquisition of the Houston, Texas Katy Freeway Family Entertainment Center in an aggregate amount (including principal and accrued unpaid interest) not to exceed $1,909,000.

                                  (4)      To repurchase up to 200,000 shares
                                           of the Borrower's common stock from
                                           a previous holder of the Borrower's
                                           Class B Preferred Stock at the then
                                           current market price for such common
                                           stock, such repurchase to be made as
                                           promptly as practicable.

                                  (5)      General working capital purposes in
                                           an amount not to exceed the lesser
                                           of (a) $1,800,000 and (b) an amount
                                           equal to the excess of (x)
                                           $18,000,000 over (y) the aggregate
                                           principal amount of Term Loans drawn
                                           for the purposes set forth in
                                           clauses (1), (2), (3) and (4) above.

                                  "Conversion Purposes" means payments in
                                  respect of redemptions of (a) the outstanding shares of the Borrower's Class B Preferred Stock in excess of payments made pursuant to subclause (x) of clause (2) under "Basic Purposes" above, (b) the outstanding shares of the Borrower's Class D Preferred Stock,
                                  (c) the outstanding shares of the Borrower's
                                  Class C Preferred Stock and (d) the
                                  outstanding principal amount of the
                                  Borrower's 10% Convertible Subordinated
                                  Debentures in excess of payments made
                                  pursuant to subclause (y) of clause (2) under "Basic Purposes" above, in the case of clauses (a) through (d) above, inclusive, in an aggregate amount up to $9,500,000, and provided that the Conversion Facility shall be available for the purposes set forth in clauses (a) and (d) above only after the Borrower shall have exhausted the availability of the Basic Facility for the purposes set forth in clause (2) under "Basic Purposes."

                                  "Expanded Purposes" means the following:

                                  (1)      Those permitted uses of proceeds
                                           specified under Section 7.16 of the
                                           draft form of proposed Consolidated,
                                           Amended and Restated Loan and
                                           Security Agreement with Foothill
                                           Capital Corporation delivered to MEI
                                           Holdings, L.P. ("MEIH") on June 3,
                                           1996 and not constituting one of the
                                           Basic Purposes or Conversion
                                           Purposes.

                                  (2)      The repayment (at par) of the
                                           subordinated seller financing
                                           relating to the Spartanburg, S.C.
                                           Family Entertainment Center and
                                           known as the "Young World of
                                           Spartanburg Note" in an aggregate
                                           amount (including principal and
                                           accrued unpaid interest) not to
                                           exceed $2,170,000.

                                  Basic Facility Limits.  Term Loans under the
                                  Basic Facility may be drawn solely for Basic
                                  Purposes until Borrower satisfies the Special Covenant referred to in Part III below. Thereafter, Term Loans under the Basic Facility may be drawn solely for Basic Purposes and Expanded Purposes.

                                  Conversion Facility Limits.  During the
                                  period (the "Due Diligence Period") from the date of execution by MEIH and the Borrower of the definitive investment agreement (the "Investment Agreement") governing the Proposed Equity Investment (as defined in the commitment letter attached hereto) through July 1, 1996, and prior to the occurrence of a

                                  Termination Event (as defined herein), Term
                                  Loans under the Conversion Facility may be drawn solely for Conversion Purposes. Following a Termination Event, Term Loans under the Conversion Facility may be drawn solely for Conversion Purposes as to which the Borrower has, prior to the Termination Event, entered into an irrevocable contractual commitment to fund. Upon the Equity Closing (as defined herein), the Conversion Facility shall automatically terminate and no additional Term Loans may be drawn thereunder and all Conversion Purposes shall thereafter be funded from equity proceeds.

II.      General Provisions

         Interest Rate:           Prime Rate + 1%.  Prime Rate to be
                                  NationsBank's prime rate, so long as the Lender (or any financial institution that does not itself publish a prime rate) holds the Term Loans, otherwise the prime rate published by the financial institution holding the Term Loans.

         Interest Payment
         Dates:                   Interest to be paid monthly, in arrears.

         Overdue Rate:            Overdue principal, interest, fees and other
                                  amounts will bear interest at the Prime Rate
                                  + 3%.

         Collateral:              The Facility and all guaranties thereof will
                                  be (to the same extent proposed in the
                                  Foothill facility, and with the exceptions agreed to in connection therewith) secured by a perfected first priority security interest and lien on all real and personal property
                                  (wherever located) of the Borrower and its direct and indirect subsidiaries and of NEF and its direct and indirect subsidiaries, if any, after the acquisition, if any, thereof and prior thereto if permitted under NEF's organizational documents.

                                  Additionally, the Borrower's obligations under the Note Purchase Agreement relating to the $5,000,000 NationsBank facility with NEF shall be cross-collateralized with all collateral securing the Facility.

         Guaranties:              All obligations of the Borrower under the
                                  Facility will be unconditionally guarantied by each of the Borrower's direct and indirect subsidiaries and by NEF and its direct and indirect subsidiaries if permitted under
                                  NEF's organizational documents.

         Rate Basis:              360 days for actual days elapsed.

         Optional
         Prepayments:             Without premium or penalty.

         Mandatory
         Prepayments:             Net proceeds of asset sales.

         Funding Mechanics:       Term Loans will be available pursuant to a
                                  Notice of Borrowing given by the Borrower to the Lender at least three Business Days prior to the proposed borrowing date specifying the proposed borrowing date, the amount of the borrowing, the applicable Facility and the permitted purpose to which the proceeds thereof are to be applied. Proceeds of each Term Loan (other than any Term Loan drawn for general working capital purposes as provided in and subject to the limitations set forth in clause (5) under "Basic Purposes") shall be applied to the applicable permitted purpose within two Business Days following the date of such loan.

III.     Special Covenant

         Within 10 days after the execution of the Investment Agreement by the Borrower and MEIH, the Borrower shall (x) execute and deliver to the Lender documentation (the "Debt Financing Documents") governing the Facilities in form and substance satisfactory to the Lender, such documentation (i) to be in substantially the form of the drafts of the proposed Foothill documents delivered to the Lender prior to the date hereof (subject to modifications necessary to reflect the change in lender from Foothill to the Lender and the other terms set forth herein and other technical and "clean-up" changes requested by the Lender not materially adverse to the Borrower), (ii) to provide collateral co-extensive with and on the same terms and conditions as that proposed under the Foothill documents (but to include in any event the Houston, Texas Katy Freeway Family Entertainment Center and all other property subject to a lien securing any indebtedness refinanced or acquired with proceeds of the Term Loans), and (iii) to include conditions to borrowing typical for facilities of this type and substantially the same as those in the proposed Foothill documents delivered to the Lender prior to the date hereof (subject to modifications necessary to reflect the change in lender from Foothill to the Lender and the other terms set forth herein and other technical and "clean-up" changes requested by the Lender not materially adverse to the Borrower) and (y) deliver all such documents and instruments, including without limitation, all such UCC financing statements, and take all such other actions, as are necessary to provide the Lender with a perfected first-priority lien on all such collateral, as contemplated in the Foothill documents and hereby. The Lender agrees to waive specified financial covenant defaults existing under the NationsBank debt to be acquired by the Lender as provided under "NationsBank Purposes" for the 10-day period referred to in the preceding sentence. Pending entry into the Debt Financing

         Documents required pursuant to the foregoing provisions, such NationsBank debt shall continue to be governed by the NationsBank documents, as amended in connection herewith.

IV.      Conditions to Term Loans

         All Term Loans
         for NationsBank
         Purposes:                (1)      Borrower and MEIH shall have entered
                                           into the Investment Agreement; and

                                  (2)      NationsBank and the Lender shall
                                           have entered into, and the closing
                                           shall have occurred under, a
                                           Purchase and Sale Agreement in form
                                           and substance satisfactory to the
                                           Lender, it being understood and
                                           agreed that the form of the draft
                                           Purchase and Sale Agreement between
                                           NationsBank and Foothill delivered
                                           to MEIH prior to the date hereof is
                                           satisfactory to the Lender.

         All Term Loans other
         than for NationsBank
         Purposes:                (1)      Borrower and MEIH shall have entered
                                           into the Investment Agreement;

                                  (2)      Satisfaction of Special Covenant
                                           (above); and

                                  (3) Satisfaction of conditions precedent set forth in the Debt Financing Documents (per clause (x)(iii) of Special Covenant above);

                                  provided, however, that, upon satisfaction of the conditions applicable to the availability of Term Loans for NationsBank Purposes but prior to the satisfaction of the foregoing conditions applicable to the availability of Term Loans other than for NationsBank Purposes, Term Loans shall be available under the Conversion Facility solely for the purpose of funding unsolicited redemptions of shares of the Borrower's Class C and Class D Preferred Stock that are, in each case, made on the last day permitted for such redemptions under the terms of the instruments providing for the designation of such securities.

V.       Representations and Warranties, Covenants and Events of Default.

         Representations
         and Warranties:          As provided in the Foothill documentation and
                                  herein.

         Affirmative
         Covenants:               As provided in the Foothill documentation and
                                  herein.

         Negative
         Covenants:               As provided in the Foothill documentation.

         Financial
         Covenants:               As provided in the Foothill documentation (to
                                  be adjusted appropriately at the Lender's request to reflect the equity infusion pursuant to the Investment Agreement and the extension of credit under the Facilities in an aggregate principal amount in excess of $23.5 million).

         Events of
         Default: As provided in the Foothill documentation and herein.

VI.      Certain Other Provisions.

         Conversion to Equity
         at Closing of Equity
         Investment:              Principal:  Upon the closing of the Proposed
                                  Equity Investment as contemplated by the Investment Agreement (the "Equity Closing"), the Lender may, at its option, elect to convert to common equity of the Borrower at a conversion price of 0.1111% of the total common shares of the Borrower per $100,000 of principal converted (the "Conversion Price") all or any portion of the aggregate principal amount of Term Loans outstanding under the Facilities as of the date of the Equity
                                  Closing. At the time of any such conversion, the amount of any accrued and unpaid interest in respect of the principal amount so converted shall become due and payable.

                                  Unfunded Commitments:  Upon the Equity
                                  Closing, the Lender may, at its option, elect to reduce or terminate any or all of the then unfunded commitments under the Facilities.

         Conversion to Equity
         at Termination of
         Investment Agreement:    If, prior to the Equity Closing, MEIH shall
                                  notify the Borrower of its election to
                                  terminate the Investment Agreement or if the Investment Agreement shall otherwise terminate in accordance with its terms (each, a "Termination Event"), the Lender may, at its option, (x) within 10 days after such Termination Event, elect to convert to common equity of the Borrower at the

                                  Conversion Price all or any portion of the aggregate principal amount of Term Loans outstanding under the Conversion Facility as of the Termination Event and (y) within 10 days of the making of each Term Loan under the Conversion Facility following a Termination Event, elect to convert to common equity of the Borrower at the Conversion Price all or any portion of the principal amount of such Term Loan. At the time of any such conversion, the amount of any accrued and unpaid interest in respect of the principal amount so converted shall become due and payable.

         Anti-Dilution:           Any conversion of Term Loans to equity
                                  securities as provided above shall be made pursuant to documentation providing anti-dilution protections satisfactory in form and substance to the Lender and consistent with those in the Investment
                                  Agreement.

         Governing Law:           State of New York.

         Indemnities
         and
         Reimbursements:          The Borrower will reimburse and indemnify and
                                  hold harmless the Lender and its partners, directors, officers, employees and agents for and against any loss, liability, cost or expense incurred in respect of the financing contemplated hereby or the use of proceeds hereunder.

         No Commitments:          No purchase by the Lender of any debt of the
                                  Borrower outstanding under any NationsBank facility shall result in the acquisition or assumption by the Lender of any commitment or other obligation to extend credit to the Borrower or any other person under any such facility except as provided herein.

                                                                       EXHIBIT C



                                 By-Law Changes


                 The Company's By-Laws will be amended as follows as of the
Closing:

                 1. Action by Consent. Section 2.6 will be amended by inserting immediately after the words "without a meeting" the following phrase:
"(including without limitation any action permitted by Section 3.8 hereof)."

                 2. Notice of Action by Consent. Section 2.10 will be deleted in its entirety.

                 3. Removal of Director. Section 3.8 will be amended by inserting the following phrase at the end thereof: "and provided further that any action which shareholders are permitted by this Section to take at a meeting may also be taken by written consent in accordance with Section 2.6 above."

                 4.  Number of Directors.  The phrase "and no more than nine
(9) members" will be deleted and replaced by the phrase "and no more than 14 directors."

                 5. Committees. (a) Section 3.7 will be amended by changing the phrase "three or more Directors" to read "three directors."

                 (b) The second sentence of Section 3.7 will be amended and restated in its entirety as follows. "The Board of Directors may designate one or more other directors to act as alternate directors on any such committee and, in the absence of the director as to whom such other director is designated as an alternate, such alternate directors (in the order designated by the Board of Directors) may vote and otherwise act as if such alternate directors were members of the committee designated as such by the Board of Directors."

                 (c) The fifth sentence of Section 3.7 will be amended by inserting the following phrase at the end thereof: "provided, however, that any committee which has the power to exercise any authority of the Board of Directors may determine its action only with the approval of each member of the committee (or such person's designated alternate)."

                 6. Indemnification. Article VII will be deleted and restated in its entirety as follows:

                                  ARTICLE VII
                                INDEMNIFICATION

                          7.1  Indemnification.  The Company shall indemnify
any individual who was, is, or is threatened to be made a named defendant or respondent to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal because he is or was a director, officer, employee or agent of the Company or an individual who, while a director, officer, employee or agent of the Company, is or was serving at the Company's request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against liability incurred in the proceeding if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a proceeding by judgment, order, settlement, conviction, or a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director, officer, employee or agent of the Company did not meet the standard of conduct set forth in the immediately preceding sentence. No indemnification, however, shall be made in favor of any director in connection with a proceeding by or in the right of the Company in which the director was adjudged liable to the Company or in connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification in connection with a proceeding by or in the right of the Company shall be limited to reasonable expenses (including attorneys' fees) incurred in connection with the proceeding.

                          7.2.  Determination of Indemnification.  Unless
ordered by a court, the Company shall not indemnify a director, officer, employee or agent under Section 7.1 unless authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is permissible in the circumstances because he has met the applicable standard of conduct set forth in Section 7.1. The determination shall be made:

                          (i) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding; or

                          (ii) if such a quorum is not obtainable, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to the proceedings;

                          (iii)  by special legal counsel:

                                        (A)  selected by the Board of Directors
                                  or its committee in the manner described in paragraph (i) or (ii) of this Section 7.2; or

                                        (B) if a quorum of the Board of
                                  Directors cannot be obtained under paragraph
                                  (i) of this Section 7.2 and a committee
                                  cannot be designated under paragraph (ii) of this Section 7.2, then selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or

                          (iv) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination. Authorization of indemnification or an obligation to indemnify and an evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under paragraph (iii) of this Section 7.2 to select counsel.

                          7.3 Successful Defense. To the extent that a director, officer, employee, or agent of the Company has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Section 7.1 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                          7.4 Advance Payment. The Company shall pay for or reimburse the reasonable expenses incurred by a director, officer, employee or agent who is an individual who was, is, or is threatened to be made a named defendant or respondent to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal in advance of the final disposition of the proceeding if such person furnishes the Company both a written affirmation of his good-faith belief that he has met the standard of conduct set forth in Section
         7.1 and a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification by the Company as authorized in this Article.

                 7.5 Survival of Indemnification Following Death or Termination. The right to indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

                 7.6 Non-Exclusivity. The indemnification and advancement of expenses provided by this Article VII shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any article of incorporation, by-law, agreement, note of shareholders or directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                 7. Amendments. Article VIII will be amended by the addition of the following sentence at the end thereof: "Notwithstanding the foregoing, any alteration, amendment or repeal of any provision of Article II, III or VII of these By-Laws, and the adoption of any By-Law inconsistent with any provision of said Articles II, III and VII may be approved only by the affirmative vote of at least two thirds of all members of the Board of Directors or of the holders of shares having at least two-thirds of the voting power with respect such alteration, amendment, repeal or adoption."

                                                                       EXHIBIT D



                              STANDSTILL AGREEMENT

                 STANDSTILL AGREEMENT, dated as of _____ __, 1996, among Mountasia Entertainment International, Inc., a Georgia corporation (the "COMPANY"), and MEI Holdings, L.P., a Delaware limited partnership (the "PURCHASER").

                                    RECITALS

                 A. The Company and the Purchaser have entered into an Investment Agreement (the "INVESTMENT AGREEMENT"), dated June 5, 1996, pursuant to which, among other things, on the terms and subject to the conditions thereof, Purchaser will acquire certain shares of Common Stock, no par value, of the Company ("COMMON STOCK").

                 B. Upon the closing of the purchase and sale of Common Stock pursuant to the Investment Agreement, the Company and the Purchaser will enter into a Warrant Agreement in the form attached as Exhibit A to the Investment Agreement (the "WARRANT AGREEMENT").

                 C. The Company and the Purchaser desire to make certain provisions in respect of their relationship during the next ten years.

                 NOW, THEREFORE, in consideration of the foregoing, the parties hereto agree as follows:


                                I.  DEFINITIONS

                 1.1 DEFINITIONS. In addition to the terms defined elsewhere herein, as used herein, the following terms have the following meanings when used herein with initial capital letters:

                          (a)     "AFFILIATE" of any Person means any other
Person, that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; and for the purposes of this definition only "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management, policies or activities of a Person whether through the ownership of securities, by contract or agency or otherwise.

                          (b)     A Person will be deemed the "BENEFICIAL
OWNER" of, and will be deemed to "BENEFICIALLY OWN", and will be deemed to have "BENEFICIAL OWNERSHIP" of:

                                  (i)      any securities that such Person or
         any of such Person's Affiliates is deemed to "beneficially own" within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement; and

                                  (ii)     any securities (the "underlying
         securities") that such Person or any of such Person's Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such Person will also be deemed to be the beneficial owner of the securities convertible into or exchangeable for the underlying securities), provided, that a Person will not be deemed to beneficially own shares of Common Stock receivable upon the exercise of the Warrant unless and until there have occurred all events necessary to permit the Person to receive such shares.

                          (c)     "BOARD" means the Board of Directors of the
Company.

                          (d)     "BOARD APPROVAL" means the approval of a
majority of the members of the Board who (a) are not employees of the Company or any of its Affiliates and (b) have not been designated for election to the Board by the Purchaser pursuant to the terms of Article III hereof.

                          (e)     "EXCHANGE ACT"  means the Securities Exchange
Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                          (f)     "PERSON" means an individual, a corporation,
a partnership, an association, a trust or other entity or organization, including without limitation a government or political subdivision or an agency or instrumentality thereof.

                          (g)     "RESTRICTED SECURITIES" means any Voting
Securities and any other securities convertible into, exchangeable for or exercisable for Voting Securities (whether immediately or otherwise), except any securities acquired pursuant to the Investment Agreement, the Warrant Agreement [or the Credit Facility].

                          (h)     "SECURITIES ACT" means the Securities Act of
1933, as amended, and the rules and regulations promulgated thereunder.

                          (i)     "SUBSIDIARY" means a subsidiary within the
meaning of Rule 405 under the Securities Act.

                          (j)     "TOTAL VOTING POWER" means, at any time,  the
aggregate number of votes which may then be cast by all holders of outstanding Voting Securities in the election of directors of the Company.

                          (k)     "VOTING SECURITIES" means the Common Stock
and all other securities of the Company entitled to vote in the election of directors of the Company, except to the extent such voting rights are dependent upon the non-payment of dividends, events of default or bankruptcy or other events not in the ordinary course of business.



                         II. COVENANTS OF SHAREHOLDERS


                 2.1. ACQUISITION OF RESTRICTED SECURITIES. Without prior Board Approval, the Purchaser will not purchase or otherwise acquire beneficial ownership of any Restricted Securities if after such acquisition the Purchaser would have, in the aggregate, beneficial ownership of 50% or more of the Total Voting Power, provided, however, that the foregoing restriction will not apply to any acquisition of Restricted Securities (i) pursuant to a rights offering made to all holders of Common Stock by the Company (including without limitation any standby underwriting or similar arrangements relating thereto) pursuant to Board Approval or (ii) otherwise permitted hereunder.

                 2.2. OTHER RESTRICTIONS. Without prior Board Approval, except as otherwise permitted hereunder, the Purchaser will not do any of the following:

                 (a) solicit proxies from other shareholders of the Company, in opposition to a recommendation of the Board, for any matter to be considered at any meeting of the shareholders of the Company [except as permitted by this Agreement];

                 (b) form, join or participate in or encourage the formation of a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any Voting Securities of the Company, other than a group consisting solely of Affiliates of the Purchaser; and

                 (c) deposit any Voting Securities of the Company into a voting trust or subject any such Voting Securities to any arrangement or agreement with respect to the voting thereof, other than any such trust, arrangement or agreement (i) the only parties to, or beneficiaries of, which are Affiliates of the Purchaser; and (ii) the terms of which do not require or expressly permit any party thereto to act in a manner inconsistent with this Agreement.

                 2.3. NO BREACH. The Purchaser will not be deemed to have breached the terms of Section 2.1 above if Restricted Securities beneficially owned by it exceed the percentage limitation set forth in Section 2.1 due to any reduction in Total Voting Power.



                                  III. COVENANTS OF COMPANY


                 3.1. DIRECTORS AND VOTING. (a) The Board, at each meeting of stockholders of the Company at which directors are elected, will nominate for election as directors of the Company such number of persons determined in accordance with Section 3.1(d), who shall each be designated by the Purchaser. The Company will solicit proxies from its stockholders for such nominees and vote all management proxies in favor of such nominees, except for such proxies that specifically indicate to the contrary.

                 (b) If any director of the Company designated by the Purchaser ceases to be a director of the Company, the Board will promptly upon the request the Purchaser elect a person designated by the Purchaser to replace such director.

                 (c) If the total number of seats on the Board (including any vacant seats) is increased at any time between meetings of stockholders of the Company at which directors are elected, the Board will elect persons designated by the Purchaser to fill such additional seats so that after such election the total number of persons on the Board designated by the Purchaser at least equals the number determined in accordance with Section 3.1(d).

                 (d) The number of persons designated by the Purchaser that must be nominated by the Board for election as directors of the Company as provided herein will be sufficient so that the number of Board designees of the Purchaser relative to the number of directors constituting the whole Board is proportional (rounded down to the next lowest number) to the Purchaser's then-beneficial ownership of outstanding Voting Securities in relation to the then Total Voting Power ("Proportional"); provided, however, that (i) so long as the Purchaser has beneficial ownership of more than 10% of the outstanding Voting Securities, in no event will the number of such persons be less than two and
(ii) in no event will the Company be obligated to take any action hereunder that would result in the number of directors elected pursuant to the Purchaser's designation exceeding more than one less than a majority of the total number of directors.

                 (e) At all times after the date hereof at which the Purchaser has beneficial ownership of more than 10% of the Total Voting Power, the Board shall ensure that at least one director designated by the Purchaser is a member of each committee of the Board. Provision will be made by the Company so that each committee member may designate another director to act as his alternate on such committee. Such an alternate, in the absence of the director who designated him, may vote and participate in the activities of the committee as if he were a member thereof.

                 3.2. NON-SOLICITATION. So long as the Purchaser shall have beneficial ownership of more than 10.0% of the Total Voting Power, the Company will not take any action to solicit, promote or arrange for, or (except as required by law) assist in, the acquisition by any person, entity or group, together with all persons and entities controlling, controlled, by or under common control or in a group with it, of 10.0% or more of the Total Voting Power or of all or any significant part of the assets of the Company; provided, however, that the Company will be free to respond to and authorize negotiations with respect to a proposed transaction initiated by a third party and not solicited by the Company subsequent to the date hereof to the extent required by the fiduciary duties of the Board.



                                IV.  TERMINATION

                 4.1. TERMINATION. This Agreement will terminate upon the earliest to occur of the following dates or events:

                 (a)  the tenth anniversary of the date of this Agreement;

                 (b) notice that the Purchaser has determined to terminate this Agreement effective as of a date stated in such notice, at any time following the announcement by any person, entity or group (other than the Purchaser) that it intends to commence a tender offer for or otherwise acquire Voting Securities if, after the completion of such proposed tender offer or acquisition such person, entity or group, together with all persons and entities controlling, controlled by or under common control (or in a group with it), would own 10.0% or more of the Total Voting Power;

                 (c) notice that the Purchaser has determined to terminate this Agreement effective as of a date stated in such notice, at any time following the acquisition by any person, entity or group of 10% or more of the Total Voting Power or the filing by any person, entity or group (other than the Purchaser) of any document with a governmental agency (including without limitation a Schedule 13D with the Securities and Exchange Commission or a notification under the Hart-Scott-Rodino Antitrust Improvement Act) to the effect that such person, entity or group intends or contemplates acquiring Voting Securities, if after the completion of such proposed acquisition such person, entity or group, together with all persons and entities controlling, controlled by or under common control or in a group with it, would own 10% or more of the Total Voting Power.

                 (d) notice that the Purchaser has determined to terminate this Agreement effective as of a date stated in such notice, at any time following the execution, approval by the Board of Directors of the Company, or announcement of an agreement, agreement in principle or proposal (whether or not subject to approval by the Board of Directors of the Company or other corporate action) that provides for or involves (i) the merger of the Company with or into any other entity, or (ii) the sale of all or any significant part of the assets of the Company, (iii) the reorganization or liquidation of the Company; or (iv) any similar transaction or event that is subject to approval by the stockholders of the Company;

                 (e) notice that the Purchaser has determined to terminate this Agreement effective as of a date stated in such notice at any time following the failure by the Board or the Company to observe any of the provisions of Article III hereof which breach has continued for at least five calendar days after notice thereof to the company from the Purchaser;

                 (f) the failure of the shareholders of the Company to elect any director designated under this Agreement by the Purchaser or the removal of any such recommended director from the Board or the failure of the Board to replace any director designated by the Purchaser with a person designated by the Purchaser; or the failure of the Board of Directors of the Company to effect without unreasonable delay and maintain the committee appointments required under Section 3.1(e); and

                 (g) the written agreement of the parties to terminate this Agreement.


                               V.  MISCELLANEOUS


                 5.1. SPECIFIC PERFORMANCE. The parties agree that any breach by any of them of any provision of this Agreement would irreparably injure the Company or the Purchaser, as the case may be, and that money damages would be an inadequate remedy therefor. Accordingly, the parties agree that the other parties will be entitled to one or more injunctions enjoining any such breach and requiring specific performance of this Agreement and consent to the entry thereof, in addition to any other remedy to which such other parties are entitled at law or in equity, provided, however, that in the event the Company breaches or is unable to perform (even if legally excused therefrom) Section 3.1, the obligations of the Purchaser under Article II hereof will terminate without further action but the Company will have no liability for damages as a result thereof.

                 5.2. NOTICES. All notices, requests and other communications to either party hereunder will be in writing (including telecopy or similar writing) and will be given,

                 if to the Company, to:

                          Mountasia Entertainment International, Inc.
                          5895 Windward Parkway, Suite 220
                          Alpharetta, Georgia  30202-4128
                          Attention:  Chief Executive Officer
                          Fax:  (770) 442-6655

                 with a copy to:

                          Rogers & Hardin
                          2700 Cain Tower
                          229 Peachtree Street
                          Atlanta, Georgia  30303
                          Attention:  Edward J. Hardin
                          Fax:  (404) 525-2224

                 If to any member of the Purchaser, to:

                          MEI Holdings, L.P.
                          4200 Texas Commerce Tower
                          Dallas, Texas 75201
                          Attention:  Daniel A. Decker
                          Fax:  (214) 220-4949

                 with a copy to:

                          Jones, Day, Reavis & Pogue
                          599 Lexington Avenue
                          New York, New York  10022
                          Attention:  Robert A. Profusek, Esq.
                          Fax:  (212) 755-7306

or such other address or telecopier number as such party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 5.2.

                 5.3.     AMENDMENTS: NO WAIVERS.  (a)      Any provision of
this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective.

                 (b) No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided will be cumulative and not exclusive of any rights or remedies provided by law.

                 5.4. EXPENSES. Except as otherwise provided herein or in the Investment Agreement, all costs and expenses incurred in connection with this Agreement will be paid by the party incurring such cost or expense.

                 5.5. SUCCESSORS AND ASSIGNS. The provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that none of the parties may assign, delegate or otherwise transfer any of their rights or obligations under this Agreement without the written consent of the other parties hereto, except that the Purchaser may assign delegate or otherwise transfer any of its rights hereunder to any of its Affiliates which commits to the Company in writing to be bound by the terms hereof (but no such transfer shall relieve the Purchaser of its obligations hereunder). Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                 5.6. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which will be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement will become effective when each party hereto will have received a counterpart hereof signed by the other party hereto.

                 5.7. ENTIRE AGREEMENT. This Agreement, the Investment Agreement and the documents contemplated thereby (and all exhibits thereto) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect thereto. No representation, inducement, promise, understanding, condition or warranty not set forth herein or therein has been made or relied upon by any of the parties hereto.

                 5.8. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                               MOUNTASIA ENTERTAINMENT INTERNATIONAL, INC.


                               By:
                                   -------------------------------------------
                               Name:
                                      ----------------------------------------
                               Title:
                                      ----------------------------------------


                               MEI HOLDINGS, L.P.

                               By:      MEI GenPar, L.P., its
                                        general partner

                               By:      HH GenPar Partners, its
                                        general partner and
                                        co-manager

                               By: Hampstead Associates, Inc., its general partner and co-manager



                                        By:
                                            -----------------------------------
                                        Name:
                                               --------------------------------
                                        Title:
                                               --------------------------------

                                                                       EXHIBIT E



                         REGISTRATION RIGHTS AGREEMENT


                 This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is made and entered into as of ______ __, 1996, by and among Mountasia Entertainment International, Inc., a Georgia corporation (the "Company") and MEI Holdings, L.P. a Delaware limited partnership (the "Purchaser").

                                    RECITALS

                 The parties hereto have entered into, or are equity owners in entities that have entered into, other agreements which contemplate, among other things, the execution and delivery of this Agreement by the parties hereto.

                 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

         1. Definitions. For purposes of this Agreement, the following terms have the following meanings:

         (a)  Advice:  As defined in Section 6 hereof.

         (b)  Common Stock:  The Common Stock, without par value, of the
Company.

         (c)  Demand Notice:  As defined in Section 3 hereof.

         (d)  Demand Registration:  As defined in Section 3 hereof.

         (e)  Losses:  As defined in Section 8 hereof.

         (f) Other Equity Securities: Any shares of capital stock of the Company and any other securities issued by the Company that are exercisable to purchase, convertible into, or exchangeable for shares of capital stock of the Company that are owned by any party hereto (other than the Company) or any affiliate of any party hereto (other than the Company), whether acquired prior to, on or after the date hereof.

         (g)  Piggyback Registration:  As defined in Section 4 hereof.

         (h) Prospectus: The prospectus included in any Registration Statement (including without limitation a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         (i) Registrable Securities: The Shares, and all Other Equity Securities, upon the respective original issuance thereof, and at all times subsequent thereto, until, in the case of any such security, (i) it is effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (ii) it is saleable by the holder thereof pursuant to Rule 144(k), or (iii) it is distributed to the public pursuant to Rule 144.

         (j)  Registration Expenses:  As defined in Section 7 hereof.

         (k) Registration Statement: Any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         (l) Rule 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         (m)  SEC:  The Securities and Exchange Commission.

         (n)  Securities Act:  The Securities Act of 1933, as amended.

         (o) Shares: All shares of Common Stock acquired by the Purchaser or its designee pursuant to the Investment Agreement, dated as of June 5, 1996, among the Company and Purchaser.

         (p)  Special Counsel:  As defined in Section 7(b) hereof.

         (q) Underwritten registration or underwritten offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

         2. Holders of Registrable Securities. Whenever a number or percentage of Registrable Securities is to be determined hereunder, each then-outstanding Other Equity Security that is exercisable to purchase, convertible into, or exchangeable for shares of capital stock of the Company will be deemed to be equal to the number of shares of Common Stock for which such Other Equity Security is then convertible.

         3. Demand Registration. (a) Requests for Registration. At any time and from time to time after the date hereof, the holders of Registrable Securities constituting at least 10% of the total number of Registrable Securities then outstanding will have the right by written notice delivered to the Company (a "Demand Notice"), to require the Company to register (a

"Demand Registration") under and in accordance with the provisions of the Securities Act the number of Registrable Securities requested to be so registered (but not less than 5% of the total number of Registrable Securities then outstanding); provided, however, that no Demand Notice may be given prior to four months after the effective date of the immediately preceding Demand Registration. The holders of Registrable Securities will be permitted to withdraw Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration provided the remaining number of Registrable Securities subject to a Demand Notice is at least 5% of the total number of Registrable Securities then outstanding.

                 The number of Demand Registrations pursuant to this Section 3(a) shall not exceed five; provided, however, that in determining the number of Demand Registrations to which the holders of Registrable Securities are entitled there shall be excluded (1) any Demand Registration that is an underwritten registration if the managing underwriter or underwriters have advised the holders of Registrable Securities that the total number of Registrable Securities requested to be included therein exceeds the number of Registrable Securities that can be sold in such offering in accordance with the provisions of this Agreement without materially and adversely affecting the success of such offering, (2) any Demand Registration that does not become effective or is not maintained effective for the period required pursuant to
Section 3(b) hereof, unless in the case of this clause (2) such Demand Registration does not become effective after being filed by the Company solely by reason of the refusal to proceed by the holders of Registrable Securities unless (i) the refusal to proceed is based upon the advice of counsel relating to a matter with respect to the Company, or (ii) the holders of the Registrable Securities elect to pay all Registration Expenses in connection with such Demand Registration and (3) any Demand Registration in connection with which any other stockholder of the Company exercises a right of first refusal which it may otherwise have and purchases all the stock registered and to be sold pursuant to the Demand Registration.

         (b) Filing and Effectiveness. The Company will file a Registration Statement relating to any Demand Registration within 60 calendar days, and will use its best efforts to cause the same to be declared effective by the SEC within 120 calendar days, of the date on which the holders of Registrable Securities first give the Demand Notice required by Section 3(a) hereof with respect to such Demand Registration.

                 All requests made pursuant to this Section 3 will specify the number of Registrable Securities to be registered and will also specify the intended methods of disposition thereof; provided, that if the holder demanding such registration specifies one particular type of underwritten offering, such method of disposition shall be such type of underwritten offering or a series of such underwritten offerings (as such demanding holders of Registrable Securities may elect) during the period during which the Registration Statement is effective.

                 If any Demand Registration is requested to be effected as a "shelf" registration by the holders of Registrable Securities demanding such Demand Registration, the Company will keep the Registration Statement filed in respect thereof effective for a period of up to 12 months from the date on which the SEC declares such Registration Statement effective (subject to extension pursuant to Sections 5 and 6 hereof) or such shorter period that will terminate when all Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement.

                 Within ten calendar days after receipt of such Demand Notice, the Company will serve written notice thereof (the "Notice") to all other holders of Registrable Securities and will, subject to the provisions of
Section 3(c) hereof, include in such registration all Registrable Securities with respect to which the Company receives written requests for inclusion therein within 20 calendar days after the receipt of the Notice by the applicable holder.

         (c) Priority on Demand Registration. If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in one or more firm commitment underwritten offerings, the Company may also provide written notice to holders of its equity securities (other than Registrable Securities), if any, who have piggyback registration rights with respect thereto and will permit all such holders who request to be included in the Demand Registration to include any or all equity securities held by such holders in such Demand Registration on the same terms and conditions as the Registrable Securities. Notwithstanding the foregoing, if the managing underwriter or underwriters of the offering to which such Demand Registration relates advises the holders of Registrable Securities that the total amount of Registrable Securities and securities that such equity security holders intend to include in such Demand Registration is in the aggregate such as to materially and adversely affect the success of such offering, then (i) first, the amount of securities to be offered for the account of the holders of such other equity securities will be reduced, to zero if necessary (pro rata among such holders on the basis of the amount of such other securities to be included therein by each such holder), and (ii) second, the number of Registrable Securities included in such Demand Registration will, if necessary, be reduced and there will be included in such firm commitment underwritten offering only the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without materially and adversely affecting the success of such offering, allocated pro rata among the holders of Registrable Securities on the basis of the amount of Registrable Securities to be included therein by each such holder.

         (d) Postponement of Demand Registration. The Company will be entitled to postpone the filing period (or suspend the effectiveness) of any Demand Registration for a reasonable period of time not in excess of 90 calendar days, if the Company determines, in the good faith exercise of its reasonable business judgment, that such registration and offering could materially interfere with bona fide financing plans of the Company or would require disclosure of information, the premature disclosure of which could materially and adversely affect the Company. If the Company postpones the filing of a Registration Statement, it will promptly notify the holders of Registrable Securities in writing when the events or circumstances permitting such postponement have ended.

         4. Piggyback Registration. (a) Right to Piggyback. If at any time the Company proposes to file a registration statement under the Securities Act with respect to an offering of any class of equity securities (other than a registration statement (i) on Form S-4, S-8 or any successor form thereto or (ii) filed solely in connection with an offering made solely to employees of the Company), whether or not for its own account, then the Company will give written notice of such proposed filing to the holders of Registrable Securities at least 30 calendar days before the anticipated filing date. Such notice will offer such holders the opportunity to register such amount of Registrable Securities as each such holder may request (a "Piggyback Registration"). Subject to Section 4(b) hereof, the Company will include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein. The holders of Registrable Securities will be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

         (b) Priority on Piggyback Registrations. The Company will cause the managing underwriter or underwriters of a proposed underwritten offering to permit holders of Registrable Securities requested to be included in the registration for such offering to include therein all such Registrable Securities requested to be so included on the same terms and conditions as any similar securities, if any, of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver an opinion to the holders of Registrable Securities to the effect that the total amount of securities which such holders, the Company and any other persons having rights to participate in such registration propose to include in such offering is such as to materially and adversely affect the success of such offering, then:

                 (i) if such registration is a primary registration on behalf of the Company, the amount of securities to be included therein (x) for the account of holders of Registrable Securities on the one hand (allocated pro rata among such holders on the basis of the Registrable Securities requested to be included therein by each such holder), and (y) for the account of all such other persons (exclusive of the Company), on the other hand, will be reduced (to zero if necessary) pro rata in proportion to the respective amounts of securities requested to be included therein to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; and

                 (ii) if such registration is an underwritten secondary registration on behalf of holders of securities of the Company other than Registrable Securities, the Company will include therein: (x) first, up to the full number of securities of such persons exercising "demand" registration rights that in the opinion of such managing underwriter or underwriters can be sold or allocated among such holders as they may otherwise so determine, and
(y) second, the amount of Registrable Securities and securities proposed to be sold by any other person in excess of the amount of securities such persons exercising "demand" registration rights propose to sell that, in the opinion of such managing underwriter or underwriters, can be sold (allocated pro rata among the holders of such Registrable Securities and such other persons on the basis of the dollar amount of securities requested to be included therein).

         (c) Registration of Securities Other than Registrable Securities. Without the written consent of the holders of a majority of the then-outstanding Registrable Securities, the Company will not grant to any person the right to request the Company to register any securities of the Company under the Securities Act unless the rights so granted are subject to the prior rights of the holders of Registrable Securities set forth herein, and, if exercised, would not otherwise conflict or be inconsistent with the provisions of, this Agreement.

         5. Restrictions on Sale by Holders of Registrable Securities. Each holder of Registrable Securities whose Registrable Securities are covered by a Registration Statement filed pursuant to Section 3 or Section 4 hereof, agrees and will confirm such agreement in writing, if such holder is so requested (pursuant to a timely written notice) by the managing underwriter or underwriters in an underwritten offering, not to effect any public sale or distribution of any of the Company's equity securities (except as part of such underwritten offering), including a sale pursuant to Rule 144, during the 10-calendar day period prior to, and during the 90-calendar day period (or such longer period as any managing underwriter or underwriters may reasonably request in connection with any underwritten public offering) beginning on, the closing date of each underwritten offering made pursuant to such Registration Statement. If a request is made pursuant to this Section 5, the time period during which a Demand Registration (if a shelf registration) is required to remain continuously effective pursuant to Section 3(b) will be extended by 100 calendar days or such shorter period that will terminate when all such Registrable Securities not so included have been sold pursuant to such Registration Statement.

         6. Registration Procedures. In connection with the Company's registration obligations pursuant to Sections 3 and 4 hereof, the Company will effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

         (a) Prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method or methods of distribution thereof, and cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference) the Company will furnish to the holders of the Registrable Securities covered by such Registration Statement, the Special Counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such holders, the Special Counsel and such underwriters, and the Company will not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents which, upon filing, would or would be incorporated or deemed to be incorporated by reference therein) to which the holders of a majority of the Registrable Securities covered by such Registration Statement, the Special Counsel or the managing underwriter, if any, shall reasonably object on a timely basis.

         (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 3; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or to such Prospectus as so supplemented.

         (c) Notify the selling holders of Registrable Securities, the Special Counsel and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contained in any agreement contemplated by Section 6(n) hereof (including any underwriting agreement) cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the occurrence of any event which makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in a Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or is necessary to make the statements therein, in light of the circumstances under which they wee made, not misleading, and (vii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

         (d) Use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable securities for sale in any jurisdiction, at the earliest possible moment.

         (e) If requested by the managing underwriters, if any, or the holders of a majority of the Registrable Securities being registered, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holder agree should be included therein as may be required by applicable law and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company will not be required to take any actions under this Section 6(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law.

         (f) Furnish to each selling holder of Registrable Securities, the Special Counsel and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed incorporated therein by reference and all exhibits, unless requested in writing by such holder, counsel or underwriter).

         (g) Deliver to each selling holder of Registrable Securities, the Special Counsel and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such persons may request; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

         (h) Prior to any public offering of Registrable Securities, to register or qualify or cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdiction of the Registrable Securities covered by the applicable Registration Statement; provided, however that the Company will not be required to (i) qualify generally to do business in any jurisdiction in which it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction in which it is not then so subject.

         (i) Cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates will not bear any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, shall request at least two business days prior to any sale of Registrable securities to the underwriters.

         (j) Cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States except as may be required solely as a consequence of the nature of such selling holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities.

         (k) Upon the occurrence of any event contemplated by Section 6(c)(vi) or 6(c)(vii) hereof, prepare a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (l) Use its best efforts to cause all Registrable Securities covered by such Registration Statement to be, at the Company's option (i) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then so listed, on the New York Stock Exchange or another national securities exchange if the securities qualify to be so listed or (ii) authorized to be quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the National Market System of NASDAQ if the securities qualify to be so quoted; in each case, if requested by the holders of a majority of the Registrable Securities covered by such Registration statement or the managing underwriters, if any.

         (m) Prior to the effective date of the first Demand Registration or the first Piggyback Registration, whichever shall occur first, (i) engage an appropriate transfer agent and provide the transfer agent with printed certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities.

         (n) Enter into such agreements (including, in the event of an underwritten offering, an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions in connection therewith (including those requested by the holders of a majority of the Registrable Securities being sold or, in the event of an underwritten offering, those requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the holders of a majority of the Registrable Securities being sold) addressed to such selling holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such holders and underwriters, including without limitation the matters referred to in Section 6(n)(i) hereof; (iii) use its best efforts to obtain "comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each selling holder of Registrable Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings; and (iv) deliver such documents and certificates as may be requested by the holders of a majority of the Registrable Securities being sold, the Special Counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or similar agreement entered into by the Company. The foregoing actions will be taken in connection with each closing under such underwriting or similar agreement as and to the extent required thereunder.

         (o) Make available for inspection by a representative of the holders of Registrable Securities being sold, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential at the time of delivery of such records, information or documents will be kept confidential by such persons unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order or is necessary to respond to inquires of regulatory authorities, or
(iii) disclosure of such records, information or documents, in the opinion of counsel to such person, is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities Act).

         (p) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 calendar days after the end of any 12-month period (or 90 calendar days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering, and
(ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company, after the effective date of a Registration Statement, which statements shall cover said 12-month period.

                 The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request.

                 Each holder of Registrable Securities will be deemed to have agreed by virtue of its acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 6(c)(ii), 6(c)(iii), 6(c)(v), 6(c)(vi) or 6(c)(vii) hereof, such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(k) hereof, or until it is advised in writing (the "Advice) by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus. In the event the Company shall give any such notice, the time period prescribed in Section 3(a) hereof will be extended by the number of days during the time period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 6(k) hereof or (y) the Advice.

         7. Registration Expenses. (a) All Registration Expenses will be borne by the Company whether or not any of the Registration Statements become effective. "Registration Expenses" will mean all fees and expenses incident to the performance of or compliance with this Agreement by the Company, including, without limitation, (i) all registration and filing fees (including without limitation fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with securities or "blue sky" laws (including without limitation fees and disbursements of counsel for the underwriters or selling holders in connection with "blue sky" qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or holders of a majority of the Registrable Securities being sold may designate)), (ii) printing expenses (including without limitation expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, the Special Counsel for the sellers of the Registrable Securities, and counsel for the underwriters (v) fees and disbursements of all independent certified public accountants referred to in Section 6(n)(iii) hereof (including the expenses of any special audit and "comfort" letters required by or incident to such performance), (vi) fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of the National Association of Securities Dealers, Inc., (vii) Securities Act liability insurance if the Company so desires such insurance, and (viii) fees and expenses of all other persons retained by the Company, provided, however, that Registration Expenses will not include fees and expenses of counsel for the holders of Registrable Securities other than as provided below nor shall it include underwriting discounts and commissions relating to the offer and sale of Registrable Securities, all of which shall be borne by such holders. In addition, the Company will pay its internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and the fees and expenses of any person, including special experts, retained by the Company.

         (b) In connection with any Demand Registration or Piggyback Registration hereunder, the Company will reimburse the holders of the Registrable Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel (the "Special Counsel"), together with appropriate local counsel, chosen by the holders of a majority of the Registrable Securities being registered.

         8. Indemnification. (a) Indemnification by the Company. The Company will, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities registered pursuant to this Agreement, the officers, directors and agents and employees of each of them, each person who controls such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of any such controlling person, from and against all losses, claims, damages, liabilities, costs (including without limitation the costs of investigation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based solely upon information furnished in writing to the Company by such holder expressly for use therein; provided, however, that the Company will not be liable to any holder of Registrable Securities to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (A) (i) such holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such holder of a Registrable Security to the person asserting the claim from which such Losses arise and
(ii) the Prospectus would have completely corrected such untrue statement or alleged untrue statement or such omission or alleged omission; or (B) such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus previously furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, and such holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the person asserting the claim from which such Losses arise.

                 The rights of any holder of Registrable Securities hereunder will not be exclusive of the rights of any holder of Registrable Securities under any other agreement or instrument of any holder of Registrable Securities to which the Company is a party. Nothing in such other agreement or instrument will be interpreted as limiting or otherwise adversely affecting a holder of Registrable Securities hereunder and nothing in this Agreement will be interpreted as limiting or otherwise adversely affecting the holder of Registrable Securities' rights under any such other agreement or instrument, provided, however, that no Indemnified Party will be entitled hereunder to recover more than its indemnified Losses.


         (b) Indemnification by Holders of Registrable Securities. In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder of Registrable Securities will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and will severally indemnify, to the fullest extent permitted by law, the Company, its directors and officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, from and against all Losses arising out of or based upon any untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such holder to the Company expressly for use in such Registration Statement or Prospectus and was relied upon by the Company in the preparation of such Registration Statement, Prospectus or preliminary prospectus. In no event will the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

         (c) Conduct of Indemnification Proceedings. If any person shall become entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the "indemnifying party") of any claim or of the commencement of any action or proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying party will not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced materially by such failure. All fees and expenses (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) will be paid to the indemnified party, as incurred, within five calendar days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). The indemnifying party will not consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any indemnified party is or could be a party and as to which indemnification or contribution could be sought by such indemnified party under this Section 8, unless such judgment, settlement or other termination includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

         (d)  Contribution.  If the indemnification provided for in this
Section 8 is unavailable to an indemnified party under Section 8(a) or 8(b) hereof in respect of any Losses or is insufficient to hold such indemnified party harmless, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, will, jointly and severally, contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses will be deemed to include any legal or other fees or expenses incurred by such party in connection with any action or proceeding.

                 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section 8(d), an indemnifying party that is a selling holder of Registrable Securities will not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party and distributed to the public exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 The indemnity, contribution and expense reimbursement obligations of the Company hereunder will be in addition to any liability the Company may otherwise have hereunder, under the Investment Agreement or otherwise. The provisions of this Section 8 will survive so long as Registrable Securities remain outstanding, notwithstanding any transfer of the Registrable Securities by any holder thereof or any termination of this Agreement.

         9. Rule 144. The Company will file the reports required to be filed by it under the Securities Act and the Exchange Act, and will cooperate with any holder of Registrable

Securities (including without limitation by making such representations as any such holder may reasonably request), all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by Rule 144. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such filing requirements. Notwithstanding the foregoing, nothing in this Section 9 will be deemed to require the Company to register any of its securities under any section of the Exchange Act.

         10. Underwritten Registrations. If any of the Registrable Securities covered by any Demand Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the holder of Registrable Securities that gave the Demand Notice with respect to such offering; provided, that such investment banker or manager shall be reasonably satisfactory to the Company. If any Piggyback Registration is an underwritten offering, the Company will have the right to select the investment banker or investment bankers and managers to administer the offering.

         11. Miscellaneous. (a) Remedies. In the event of a breach by the Company of its obligations under this Agreement, each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it will waive the defense that a remedy at law would be adequate.

         (b) No Inconsistent Agreements. The Company has not, as of the date hereof, and will not, on or after the date hereof, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

         (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of holders of a majority of the then-outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least 51% of the Registrable Securities being sold by such holders; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

         (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and will be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, or (iii) one business day after being deposited with a reputable next-day courier, postage prepaid, to the parties as follows:

                 (x) if to the Company, initially at 5895 Windward Parkway, Suite 220, Alpharetta, Georgia 30202-4128, Telecopier Number (770) 442-6655, Attention: Chief Executive Officer, and thereafter at such other address, notice of which is given to the holders of Registrable Securities in accordance with the provisions of this Section 11(d);

                 (y) if to Purchaser, initially at 4200 Texas Commerce Tower West, 2200 Ross Avenue, Dallas, Texas 75201, Telecopier number (214) 220-4949, Attention: Daniel A. Decker, and thereafter at such other address, notice of which is given in accordance with the provisions of
         Section 11(d); and

                 (z) if to any other holder of Registrable Securities, at the most current address given by such holder to the Company in accordance with the provisions of this Section 11(d).

         (e) Owner of Registrable Securities. The Company will maintain, or will cause its registrar and transfer agent to maintain, a stock book with respect to the Common Stock, in which all transfers of Registrable Securities of which the Company has received notice will be recorded. The Company may deem and treat the person in whose name Registrable Securities are registered in the stock book of the Company as the owner thereof for all purposes, including without limitation the giving of notices under this Agreement.

         (f) Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and will inure to the benefit of each holder of any Registrable Securities. The Company may not assign its rights or obligations hereunder without the prior written consent of each holder of any Registrable Securities. Notwithstanding the foregoing, no transferee will have any of the rights granted under this Agreement (i) until such transferee shall have acknowledged its rights and obligations hereunder by a signed written statement of such transferee's acceptance of such rights and obligations or (ii) if the transferor notifies the Company in writing on or prior to such transfer that the transferee shall not have such rights.

         (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same instrument.

         (h) Headings. The headings in this Agreement are for convenience of reference only and will not limit or otherwise affect the meaning hereof.

         (i) Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         (j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein will remain in full force and effect and will in no way be affected, impaired or invalidated, and the parties hereto will use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

         (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings among the parties with respect to such registration rights.

         (l) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, will be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                  MOUNTASIA ENTERTAINMENT
                                  INTERNATIONAL, INC.


                                  By:
                                       -------------------------------------
                                       Name:
                                            --------------------------------
                                       Title:
                                             -------------------------------


                                  MEI HOLDINGS, L.P.

                                  By:  MEI GenPar, L.P., its general partner


                                  By:  HH GenPar Partners, its general partner
                                          and co-manager

                                  By:  Hampstead Associates, Inc., its general
                                       partner and co-manager

                                       By:
                                          ----------------------------------
                                       Name:
                                            --------------------------------
                                       Title:
                                             -------------------------------

                                                                      EXHIBIT F




                                        _________  __, 1996



Mountasia Entertainment
  International, Inc.
5895 Windward Parkway
Suite 220
Alpharetta, Georgia  30202-4128

Ladies and Gentlemen:

        The undersigned is the beneficial owner of a substantial number of shares of Common Stock ("Common Shares") of Mountasia Entertainment International, Inc. (the "Company"). In connection with a substantial capital investment in the Company, the undersigned understands that the prospective investor has expressed concerns that there are presently no restrictions on the ability of the undersigned, a senior executive officer of the Company, to sell Common Shares beneficially owned by the undersigned. Accordingly, to induce such investor to make such investment, the undersigned hereby irrevocably undertakes not to offer for sale, agree to sell or otherwise sell or transfer any Common Shares now or hereafter beneficially owned by him or her prior to June 30, 1998, provided, however, that (a) the foregoing undertaking will not apply to such sales and transfers (i) effected after involuntary termination of employment, (ii) to a financial institution pursuant to the foreclosure on bona fide third-party debt of any of the undersigned, (iii) by the estate or guardian of any of the undersigned upon the death or permanent disability of any of the undersigned, and (b) following the disposition by the prospective investor of at least 25% of the Common Shares beneficially owned by it at the time of its initial investment in the Company, this undertaking will terminate without further action as to a like percentage of the undersigned's holdings of Common Stock, or (iv) pursuant to a tender or exchange offer, merger, consolidation or other form of business combination transaction to which the Company is a party or its securities are subject.




                                        --------------------------------
                                        L. Scott Demerau

                                                                EXHIBIT F

                                               _________ __, 1996

Mountasia Entertainment
  International, Inc.
5895 Windward Parkway
Suite 220
Alpharetta, Georgia 30202-4128

Ladies and Gentlemen:

         The undersigned is a beneficial owner of a substantial number of shares of Common Stock ("Common Shares") of Mountasia Entertainment International, Inc. (the "Company"). In connection with a substantial capital investment in the Company, the undersigned understands that the prospective investor has expressed concerns that there are presently no restrictions on the ability of the undersigned, a senior executive officer of the Company, to sell Common Shares beneficially owned by the undersigned. Accordingly, to induce such investor to make such investment, the undersigned hereby irrevocably undertakes not to offer for sale, agree to sell or otherwise sell or transfer any Common Shares now or hereafter beneficially owned by him or her prior to June 30, 1998, provided, however, that (a) the foregoing undertaking will not apply to such sales and transfers (i) effected after involuntary termination of employment, (ii) to a financial institution pursuant to the foreclosure on bona fide third-party debt of any of the undersigned, (iii) by the estate or guardian of any of the undersigned upon the death or permanent disability of any of the undersigned, and (b) following the disposition by the prospective investor of at least 25% of the Common Shares beneficially owned by it at the time of its initial investment in the Company, this undertaking will terminate without further action as to a like percentage of the undersigned's holdings of Common Stock, or (iv) pursuant to a tender or exchange offer, merger, consolidation or other form of business combination transaction to which the Company is a party or its securities are subject.




                                   ----------------------
                                   Julia Demerau